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                                                 364-Day
Facility
                   FIRST AMENDED AND RESTATED
                      CREDIT AGREEMENT


      This FIRST AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 26, 1995 among TYSON FOODS, INC., a Delaware corporation (the "Borrower"), the banks which are or may, from time to time hereafter, become parties hereto (the "Banks"), THE CHASE MANHATTAN BANK, N.A., CHEMICAL BANK, COOPERATIEVE CENTRALE RAFFEISEN-
BOERENLEENBANK,  B.A.  (RABOBANK   NEDERLAND),   MORGAN
GUARANTY TRUST COMPANY OF NEW YORK, NATIONAL WESTMINSTER BANK, NATIONSBANK OF TEXAS, N.A., and SOCIETE GENERALE, as Co-Agents (the "Co-Agents"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent for the Banks.

      WHEREAS, the Borrower, certain of the Banks and certain other banks, certain Co-Agents and the Agent are parties to a Credit Agreement dated as of June 30, 1993 (as amended by Amendment No. 1 to Credit Agreement dated as of June 8, 1994, the "Original Agreement"); and

      WHEREAS, the Banks, the Co-Agents and the Agent desire to amend and restate the Original Agreement in its entirety to provide for certain changes in circumstances and new agreements between the parties hereto;

      NOW, THEREFORE, the parties hereto agree that, from and after the Restatement Date, the Original Agreement shall be amended and restated in its entirety to read as follows:


            DEFINITIONS  AND  ACCOUNTING TERMS

1                  Certain  Defined  Terms.   As  used  in
this Agreement and in any Schedules and Exhibits to this Agreement, the following terms have the following meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Absolute Rate" means a fixed annual rate, expressed as a percentage.

      "Absolute Rate Bid Loan" means any Bid Loan that bears interest determined with reference to an Absolute
Rate.

       "Affiliate" means, with respect to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and includes, if such Person is a corporation, each Person who is the beneficial owner of 5% or more of such corporation's

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outstanding  common  stock.    For purposes  of  this
definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means Bank of America in its capacity as agent for the Banks, together with any successor thereto in such capacity.

      "Agent's Payment Office" means the address for payments set forth on the signature pages hereof in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section
10.01.

      "Agreement"  means this First Amended and  Restated
Credit Agreement,   as   from   time  to  time  amended,
modified   or supplemented.

      "Aggregate Commitments" means the aggregate amount of the Commitments of all the Banks as in effect from time to time.

  "Assignee" has the meaning specified in Section 10.08(a).

      "Bank" has the meaning specified in the preamble and includes each Bank listed on the signature pages hereof and each Person which becomes a Bank pursuant to Section
10.08.

      "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

      "Bank of America" means Bank of America National Trust and Savings Association, a national banking association.

      "Bank of America Rate" has the meaning specified in the definition of Reference Rate.

      "Bid Borrowing" means an extension of credit hereunder consisting of one or more Bid Loans made to the Borrower on the same day by one or more Banks.

      "Bid Loan" means a Loan made by a Bank to the Borrower pursuant to Section 2.03 and may be a LIBOR Bid
Loan or an Absolute Rate Bid Loan and includes any Existing Bid Loan.

    "Borrower" has the meaning specified in the preamble.

     "Borrowing" means a Committed Borrowing or a Bid
Borrowing.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York

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City  or  San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Loan, means such a day on which dealings are carried on in the London interbank market.

      "CERCLA" has the meaning specified in the definition of Environmental Law.

   "Co-Agents" has the meaning specified in the preamble.

    "COBRA" has the meaning specified in Section 4.16(k).

      "Code" means the Internal Revenue Code of 1986 (or any successor(s) thereto), as amended from time to time.

      "Commitment" means, for each Bank, as the context may require (a) the amount in dollars set forth in Schedule 1.01(a) opposite the name of such Bank under the heading "Commitment" or as otherwise set forth in any Notice of Assignment, as such amount may be reduced pursuant to Section 2.06 or as a result of one or more assignments pursuant to Section
10.08 or (b) the obligation of such Bank to extend credit to the Borrower hereunder in the amount specified in the immediately preceding clause (a).

     "Committed Borrowing" means an extension of credit hereunder consisting of Committed Loans made, continued or converted on the same day by the Banks ratably according to their Percentage Shares and, in the case of Eurodollar Loans, having the same Interest Periods.

      "Committed Loan" means an extension of credit by a Bank to the Borrower pursuant to Section 2.01 and may be a Eurodollar Loan or a Reference Rate Loan.

      "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with Section 2.04(b).

      "Competitive Bid Request" has the meaning specified in Section 2.04(a).

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

      "Controlled Group" means, with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

      "Debt Ratio" means, at any date of determination, the

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ratio of   (a) Indebtedness  for Borrowed   Money to  (b) Total
Capitalization as of the last day of the most recent fiscal quarter or fiscal year, as the case may be, of the Borrower for which financial statements have been delivered pursuant to paragraph (a) or (b) of Section
6.09.

      "Default" means any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

      "Domestic Lending Office" has the meaning specified in the definition of Lending Office.

      "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided such bank is acting through a branch or agency located in the United States of America;
and (c) any Bank Affiliate.

      "Environmental Claim" means any claim, however asserted, by any Governmental Authority or other Person alleging potential liability for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability for damages, punitive damages, cleanup costs, removal costs, remedial costs, response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spill, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      "Environmental  Law" means the Comprehensive
Environmental Response,  Compensation, and Liability Act (42
U.S.C. 9601  et seq.)  ("CERCLA"), the Hazardous Material Transportation
Act (49 U.S.C.   1801  et seq.), the Resource Conservation  and Recovery
Act  (42  U.S.C.   6901  et  seq.), the Federal Water  Pollution Control
Act  (33 U.S.C.  1251 et seq.),
the Clean  Air  Act  (42 U.S.C.   7401  et  seq.), the Toxic
Substances  Control  Act  (15 U.S.C.  2601 et seq.) and the
Occupational Safety and Health  Act (29  U.S.C.   651 et
seq.) ("OSHA"), as such laws have been or hereafter may be amended, modified or supplemented, and any and all

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analogous  future federal, or present  or  future  state  or
local,   statutes   and  the  regulations  promulgated
pursuant thereunder.

     "ERISA" means the Employee Retirement Income Security
Act of 1974,   as   amended  from  time  to  time  and  all
regulations promulgated thereunder.

      "ERISA  Event"  means, with respect to any  Person,
(a)  a Reportable  Event (other than a Reportable Event not
subject  to the  provision  for  30-day notice to the PBGC
under  regulations issued  under Section 4043 of ERISA); (b)
the withdrawal of  such Person or any member of its
Controlled Group from a Plan during a plan year in which it
was a "substantial employer" as defined  in Section
4001(a)(2) of ERISA; (c) the filing of a notice of intent
to  terminate  a Plan or the treatment of a Plan amendment
as  a termination  under Section 4041 of ERISA; (d) the
institution  of proceedings to terminate a Plan by the PBGC;
(e) the  failure  to make  required contributions which
would result in the imposition of  a Lien under Section 412
of the Code or Section 302 of ERISA; and  (f)  any other
event or condition which might reasonably  be expected  to
constitute grounds under Section 4042 of  ERISA  for the      termination
of,  or the  appointment  of  a  trustee   to
administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

     "Eurodollar Lending Office" has the meaning specified in the definition of Lending Office.

      "Eurodollar Loan" means any Committed Loan that bears interest at a rate determined with reference to LIBOR.

      "Eurodollar Reserve Percentage" means, with respect to
any Interest Period for any Eurodollar Loan made by any Bank, the reserve percentage applicable during such Interest
Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for
determining the maximum reserve requirement (including
any   emergency,   supplemental   or   other   marginal
reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Event  of  Default" has the meaning specified  in
Section 8.01.

      "Existing  Bid  Loan"  means  any  bid  loan  of  any

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Bank outstanding under the Original Agreement on the
Restatement Date.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

      "Fee Letter" means the letter agreement dated as of the Restatement Date between the Borrower and the Agent regarding the payment of certain fees.

     "Final Maturity Date" means May 24, 1996.

       "Form   1001"  has  the  meaning  specified   in
Section 3.05(f)(i)(B).

       "Form   4224"  has  the  meaning  specified   in
Section 3.05(f)(i)(A).

      "GAAP"  means generally accepted accounting principles
set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified
Public Accountants  and statements and pronouncements of
the  Financial Accounting Standards Board, or in such other
statements  by  such other entity as may be in general use
by significant segments  of the         accounting
profession,  which  are  applicable   to   the
circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank (or similar monetary or regulatory authority) thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.


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     "Indebtedness" of any Person means, without
duplication, (a) all indebtedness for borrowed money or for the deferred purchase price of property or services
(including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases; (e) all net obligations with respect to Interest Rate
Contracts; (f) all direct or indirect guaranties in respect of any obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause
(a), (b), (c), (d) or (e) above; and (g) all Indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, that if any Indebtedness of any type referred to above is supported by another type of Indebtedness referred to above, such Indebtedness shall not be considered more than once for the purposes of this definition; and provided, further, that for the purposes of this definition, Indebtedness shall not include any obligation of the Borrower to make payments to or in respect of the Hogty Limited Partnership or similar programs in connection with live inventory, consistent with past practices, or to make payments to MetLife Leasing or a similar entity under and in respect of a lease guaranty program or any similar live inventory program with Arkansas-California Livestock
Company, Inc. or another entity, consistent with past practices.

      "Indebtedness for Borrowed Money" means the sum of all Indebtedness of the Borrower and its consolidated
Subsidiaries of the  type  referred  to in paragraphs (a),
(b)  and  (d)  of  the definition of Indebtedness.

      "Indemnified  Party" has the meaning specified  in
Section 10.05(a).

      "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other
Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other

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similar arrangement in  respect  of  the  creditors of any
Person generally or any substantial portion of the creditors of such Person; in each case undertaken under United States Federal or State law or foreign law.

      "Interest Payment Date" means (a) with respect to any Eurodollar Loan or Bid Loan, the last day of each Interest Period applicable to such Eurodollar Loan or Bid Loan and (i) with respect to any Interest Period of six months duration for any Eurodollar Loan, the date which falls three months after the beginning of such Interest Period, and (ii) with respect to any Bid Loan, such intervening date prior to the maturity thereof as may be agreed between the Borrower and the applicable Bank and (b) with respect to any Reference Rate Loan, the last day of each calendar quarter.
     "Interest Period" means,
             (a) with respect to any Eurodollar Loan, the period commencing on the Business Day such Eurodollar Loan is disbursed or on the date on which a Reference Rate Loan is converted into a Eurodollar Loan and ending on the date one, two, three or six
     months thereafter, as selected  by  the Borrower   in
     its  Notice  of  Borrowing  or   Notice  of
     Conversion/Continuation; and

             (b)   with  respect  to  any Bid  Loan,  the
     period specified  by  the Borrower in the relevant
     Competitive  Bid Request;

provided, however, that:

                     (i)   in the case of the continuation of a
            Eurodollar Loan pursuant to Section 2.11(b), the Interest Period applicable after the continuation of such Loan shall commence on the last day of the preceding Interest Period;

                         (ii)   if any Interest Period
            applicable to  a  Eurodollar Loan would
            otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                        (iii) any Interest Period applicable
            to a Eurodollar Loan that begins on the last
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

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                         (iv)   no  Interest Period for any
            Loan shall extend beyond the Final Maturity
            Date.

      "Interest Rate Contracts" means interest rate protection, cap or collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

      "IRS" means the Internal Revenue Service of the United States of America.

     "Lending Office" means, with respect to any Bank, (a) in the case of a Committed Loan, the office or offices of such Bank specified as its "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, opposite its name in Schedule 1.01(b) or in the applicable Notice of Assignment or such other office or offices of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent and (b) in the case of a Bid Loan, the office of such Bank notified by such Bank to the Borrower as its Lending Office with respect to such Bid Loan or, if such Bank fails to so notify the Borrower, such Bank's Domestic Lending Office listed in Schedule 1.01(b).

     "LIBOR" means, for any Interest Period, the rate of interest determined by the Agent to be the arithmetic mean
(rounded upward to the nearest 1/100%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in an amount (a) in the case of a Committed Borrowing, approximately equal to the amount of the Loan to be made or continued as, or converted into, a Eurodollar Loan by such Reference Bank or (b) in the case of a Bid Borrowing, approximately equal to the amount of each LIBOR Bid Loan accepted by the Borrower pursuant to Section 2.04(c)(ii), and, in each case, having a maturity equal to such Interest Period, would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

     "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate determined with reference to LIBOR.

      "LIBOR  Bid  Margin" has the meaning specified  in
Section 2.04(b)(ii)(B).

       "Lien" means any lien, charge, security interest or encumbrance or any other type of preferential arrangement (including liens or retained security titles of conditional vendors and capitalized leases but excluding any right of set-off).

      "Loan"  means an extension of credit by a Bank

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pursuant  to Article II and may be a Committed Loan or a Bid
Loan.

      "Loan Documents" means this Agreement, any promissory notes delivered pursuant to this Agreement, the Notices of Borrowing, the Notices of Conversion/Continuation and the Competitive Bid Requests.

      "Majority Banks" means at any time Banks holding at least 51% of the Commitments and, if the Commitments have been terminated, Banks holding at least 51% of the then aggregate unpaid principal amount of the Loans made by the Banks.

     "Material Adverse Effect" means (a) an adverse change in, or an adverse effect upon, the financial condition, business, prospects or properties of any of (i) the Borrower or (ii) the Borrower and its Subsidiaries taken as a whole resulting from a single event or a series of events within any 12-month period causing the consolidated Net Worth of the Borrower to be reduced by 30% or more; (b) any material adverse change in the rights or remedies of the Banks under the Loan Documents or the ability of the Borrower to perform its obligations under any of the Loan Documents; or (c) any material adverse change in the legality, validity or enforceability of any Loan Document.

      "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

      "Multiemployer Plan" means, with respect to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "Net  Proceeds"  means, with respect to  any  sale,
lease, transfer, condemnation  or  other  voluntary   or
involuntary
disposition of assets, including a Permitted Disposition,

             (a)   the aggregate amount of cash proceeds
     received by the Borrower or any of its Subsidiaries from such disposition;

     minus

            (b)  the sum of

                         (i)    all  fees and expenses,
            including customary  brokerage  commissions,
            appraisal   fees, survey charges, legal and
            investment banking fees and other similar commissions, charges or fees incurred in connection with such disposition;

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                 plus

                          (ii)    all  taxes,  including
            filing, recording or registration fees, recording taxes and transfer taxes paid (or payable) and income tax paid in connection with such disposition;

                 plus

                          (iii)    the   amount  of
            Indebtedness required   to  be  paid  in
            connection   with   such disposition  to
            satisfy any Lien existing on the property included in such disposition.

      "Net Worth" means, with respect to any Person, at any
date of     determination,  shareholders'  equity   as
determined   in accordance with GAAP.

      "Notice of Assignment" has the meaning specified in
Section 10.08(b).

      "Notice of Borrowing" has the meaning specified in
Section 2.02(a).

       "Notice   of  Conversion/Continuation"  has  the
meaning specified in Section 2.11(b).

     "Obligations" means all Loans, other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Bank, the Agent, any Affiliate of any of the foregoing or any Indemnified
Party, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other
Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes all interest, charges, expenses, fees, attorneys' fees and disbursements (including the allocated cost of in-house counsel) and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

      "Original Agreement" has the meaning specified in the first recital to this Agreement.

      "OSHA" has the meaning specified in the definition of Environmental Laws.

     "Other Taxes" has the meaning specified in Section
3.05(b).



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     "Participant" has the meaning specified in Section
10.08(d).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Percentage Share" means, as to any Bank, at any time, such Bank's percentage share of the Aggregate
Commitments,  as  set forth  opposite  such Bank's name in
Schedule 1.01(a)  under  the heading  "Percentage  Share"
or  set  forth  in  any  Notice  of Assignment   delivered
pursuant  to  Section  10.08,   as   such percentage  may be
modified from time to time in connection with any assignment of the Commitment of such Bank in accordance with the terms hereof.

      "Permitted Disposition" means, any disposition
(except as otherwise permitted under Section 7.07) made by the Borrower or any of its Subsidiaries of any of its assets if the Net Proceeds of such disposition together with all other dispositions made in the same fiscal year does not exceed $100,000,000 in such fiscal year.

     "Permitted Investments" means:

            (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States of America having maturities of not more than one year from the date of acquisition;

              (b)    certificates  of  deposit,  time
     deposits, Eurodollar   time   deposits, overnight bank
     deposits, repurchase agreements, reverse repurchase agreements or bankers' acceptances, having in each case a tenor of not more than one year issued by any Bank, or by any United States commercial bank or any branch or agency of a nonUnited States bank licensed to conduct business in the United States of America having a combined capital and surplus of not less than $100,000,000 whose short terms securities are rated at least A-1 by S&P and P-1 by Moody's;

            (c)  commercial paper of an issuer rated at
     least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than 270 days;

            (d) money-market funds invested in short-term securities rated at least as provided in clause
     (b)  above; and
             (e)  deposits with financial institutions
     listed  in Schedule 1.01(c).
     "Permitted Lien Basket" means 10% of consolidated Net Worth.



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"Permitted Liens" has the meaning specified in Section
7.01.

      "Person"  means  an  individual, partnership,
corporation, business   trust,  joint  stock  company,
trust, unincorporated association, joint venture or Governmental Authority.

      "Plan" means, with respect to the Borrower or any
member of its  Controlled  Group, at any time, an employee
pension  benefit plan   as   defined  in  Section  3(2)  of
ERISA  (including   a Multiemployer  Plan)  that is covered
by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for the employees of such Person or any member of its Controlled Group.

      "Reference  Banks"  means Bank of America,
NationsBank  of Texas, N.A. and Soci,t, G,n,rale.

      "Reference Rate" means the higher of (a) the Federal Funds Rate plus 1/2% and (b) the rate of interest (the "Bank of America Rate") publicly announced from time to time by Bank of America in San Francisco, California, as its reference rate. The Bank of America Rate is a rate set by Bank of America based upon various factors including Bank of America's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below the Bank of America Rate. Any change in the Bank of America Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Reference Rate Loan" means any Committed Loan that bears interest at a rate determined with reference to the Reference Rate.

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

      "Replacement  Bank"  has the meaning specified  in
Section 3.14(b).

      "Requirement of Law" means, with respect to any
Person, the charter   and  by-laws  or  other
organizational  or   governing documents  of  such  Person,
and any  law,  rule  or  regulation (including
Environmental Laws and ERISA) or order, decree or other determination of an arbitrator or a court or other
Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any Person, the Chief Executive Officer, the President, the

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Chief  Financial Officer,  the Treasurer, the Assistant
Treasurer or the Secretary of such Person.

      "Restatement Date" means the date on which all conditions precedent set forth in Sections 5.01 and 5.02 have been satisfied or waived by all the Banks.

     "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

      "Solvent" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the
date of  determination, greater   than   the  total  amount
of  liabilities   (including contingent  and unliquidated
liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Stock" means all shares, options, interests, participations or other equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or non-voting, of any class and includes, common stock, preferred stock or warrants or options for any of the foregoing.

       "Subsidiary" means, with respect to any Person, any corporation more than 50% of whose stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person, directly or indirectly through one or more Subsidiaries; provided, however, that,
other than for purposes of Section   7.05
and Section 7.15, 801444 Ontario Ltd., T&T Trading Company, Tyson Export Sales, Inc., Tyson de Mexico, S.A. de C.V. and Tyson Marketing Ltd. and their Subsidiaries shall not be deemed to be Subsidiaries of the Borrower.

    "Taxes" has the meaning specified in Section 3.05(a).

      "Total Capitalization" means, at any date, the sum  of
(a) the aggregate amount of Indebtedness for Borrowed Money and (b) Net Worth of the Borrower and its consolidated
Subsidiaries.

      "Tyson  Limited  Partnership" means that  certain
Delaware limited  partnership of the same name of which Mr.
Don  Tyson  is the Managing General Partner.



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2  Computation of Time Periods.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

3 Accounting Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, all computations determining compliance with Section 7.15 shall use accounting principles consistent with those applied in the preparation of the financial statements of the Borrower referred to in Section 4.05.

4  Certain Terms.  The words "herein,""hereof" and
"hereunder"  and  other words of similar  import  refer  to
this Agreement  as  a  whole,  including the  Exhibits  and
Schedules hereto,   as  the  same  may  from  time  to  time
be amended, supplemented, amended and restated or otherwise modified and not to any particular Article, Section, paragraph or clause in  this Agreement.  The word "includes" and "including"
when used  herein is  not  intended  to  be exclusive and
means "includes,  without limitation"  and  "including,
without  limitation."   References herein to an Article,
Section, paragraph or clause shall refer to the  appropriate
Article, Section, paragraph or  clause  in  this Agreement.

                             II
               AMOUNTS AND TERMS OF THE LOANS

5  Amounts  and Terms of Commitments.   Each Bank severally  agrees,  on
the terms and subject to the conditions hereinafter set forth, to make Committed Loans to the Borrower (each such Loan, a "Committed Loan") from time to time on any Business Day during the period from the Restatement Date to the Final Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment; provided, however, that after giving effect to any Borrowing of Committed Loans,
(a)  the  aggregate principal amount of  all  outstanding
Committed Loans plus (b) the aggregate principal amount of all outstanding Bid Loans shall not exceed the Aggregate
Commitments. Within the limits of each Bank's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.07 and reborrow pursuant to this
Section 2.01.

6  Procedure for Committed Borrowings.

            (a) Each Committed Borrowing shall be made upon the irrevocable notice of the Borrower, received by the Agent not later than 12:00 noon (New York City time) (i) three Business Days prior to the date of the proposed Borrowing, in the case of Eurodollar Loans; and (ii) one Business Day prior to the date of the proposed Borrowing, in the case of Reference Rate Loans; provided, however, that in case of a Committed Borrowing of Reference Rate Loans after the cancellation of a Bid Borrowing pursuant to Section 2.04(c)(i), the Borrower may give such notice to the Agent not later than 11:00 a.m. (New York City time) on the date of such Committed Borrowing. Each such notice of a Committed Borrowing (a "Notice of Borrowing") shall be in writing (including by facsimile

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confirmed immediately by telephone), in substantially the form of Exhibit
2.02 specifying:
           (i) the requested borrowing date, which shall be a Business Day;
          (ii)        the aggregate amount of the Borrowing, which
            (A) shall not exceed the unused portion of the Aggregate Commitments and (B) shall be a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof;
          (iii) whether the Borrowing is to be comprised of Eurodollar Loans or Reference Rate Loans; and
           (iv) if the Borrowing is to be comprised of Eurodollar Loans, the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any Borrowing comprised of Eurodollar Loans, such Interest Period shall be three months.

            (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank thereof and of the amount of such Bank's Percentage Share of such Borrowing.
            (c) Each Bank shall make the amount of its Percentage Share of the Committed Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 12:00 noon (New York City time) on the borrowing date requested by the Borrower in funds immediately available to the Agent. Unless any applicable condition specified in
Article V has not been satisfied, the Agent will make the funds so received from the Banks promptly available to the Borrower by crediting the account of the Borrower on the books of Bank of America (or such other account as shall have been specified by the Borrower) with the aggregate amount made available to the Agent by the Banks and in like funds as received by the Agent.
            (d) After giving effect to any Committed Borrowing, there shall not be more than six different Interest Periods in effect in respect of all Committed Loans together.

7.  Bid  Borrowings.   In  addition  to  Committed Borrowings  pursuant to
Section 2.01, each Bank severally agrees that the Borrower may, as set forth in Section 2.04, from time to time on any Business Day during the period from the Restatement Date to the Final Maturity Date, request the
Banks  to  submit offers to make Bid Loans to the Borrower;
provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall the sum of (a) the aggregate principal amount of all outstanding Bid Loans made by all Banks plus (b) the aggregate principal amount of all outstanding Committed Loans exceed the Aggregate
Commitments.

8  Procedure for Bid Borrowings.

            (a) The Borrower may request a Bid Borrowing hereunder by delivering to the Agent and each Bank by facsimile not later than 12:00 noon (New York City time) (i) three Business Days prior to the date of the proposed Borrowing, in the case of LIBOR Bid Loans; and (ii) one Business Day prior to the date

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     of  the proposed Borrowing, in the case of Absolute Rate Bid
     Loans, a solicitation  for Bid Loans (a "Competitive  Bid
     Request"), in substantially the form of Exhibit 2.04(a), specifying:

                 (i) the requested borrowing date, which shall be a Business Day;
                 (ii) the aggregate amount of the Borrowing, which shall be a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof;
                 (iii) whether the Bid Loans requested are LIBOR Bid Loans or Absolute Rate Bid Loans;
                 (iv) the duration of the Interest Period applicable to such Bid Loans, which shall be not less than five days and not more than 183 days; and
                 (v)    any other terms to be applicable to such Bid
Loans.

                 (b) (i) Each Bank may, in response to a Competitive Bid Request, in its discretion, irrevocably submit to the Borrower a Competitive Bid containing an offer or offers to make one or more Bid Loans. Each Competitive Bid must be submitted to the Borrower by facsimile before 10:00 a.m. (New York City time) (i) two Business Days prior to the proposed date of Borrowing, in the case of a request for LIBOR Bid Loans and (ii) on the proposed date of Borrowing, in the case of a request for Absolute Rate Bid Loans.
                 (i) Each Competitive Bid shall be in substantially the form of Exhibit 2.04(b), specifying:
               (A) the minimum amount of each Bid Loan for which such Competitive Bid is being made, which shall be $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and the maximum amount thereof, which may not exceed the principal amount of Bid Loans for which Competitive Bids were requested (but which may exceed such Bank's Commitment);

              (B) the rate or rates of interest per annum offered for each Bid Loan, which, in the case of a LIBOR Bid Loan, shall be expressed as a percentage (rounded to the nearest 1/100%) to be added to or subtracted from the applicable LIBOR (the "LIBOR Bid Margin");)

                 (C) the applicable Interest Period for each Bid Loan offered by it; and

                 (D) the identity and the applicable Lending Office of the quoting Bank.

     A Competitive Bid may contain up to six separate offers by the quoting Bank with respect to each Interest Period specified in the related Competitive Bid Request.

                 (ii)  Any Competitive Bid shall be disregarded if it:

             (A) is not substantially in conformity with Exhibit
2.04(b) or does not specify all of the information required by clause
(ii) above;

             (B) contains qualifying, conditional or similar language;

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             (C) proposes terms other than or in addition to those set
forth in the applicable Competitive Bid Request; or

             (D) arrives after the time set forth in clause (i) above.

            (c) Not later than 11:00 a.m. (New York City time)(i) two Business Days prior to the proposed date of Borrowing, in the case of LIBOR Bid Loans and (ii) on the date of such Bid Borrowing, in the case of Absolute Rate Loans, the Borrower shall either

           (i) cancel such Borrowing by giving the Agent and the Banks notice thereof (which notice may be given by telephone, confirmed by facsimile); or

          (ii) accept one or more of the offers made by any Bank or Banks pursuant to paragraph (b) above, in its sole discretion, by giving notice (which notice may be given by telephone, confirmed by facsimile) (A) to such Bank or Banks of the amount of each Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by such Bank for such Bid Loan pursuant to paragraph (b) above) to be made by each such Bank as part of such Bid Borrowing, and reject any remaining offers made by the Banks and give notice to that effect, and (B) to the Agent of the date of such Borrowing and the aggregate amount thereof (which may not exceed the applicable amount set forth in the related Competitive Bid Request); provided, however, that acceptance by the Borrower of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period; and, provided, further, that if offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates for a greater aggregate principal amount than the amount for which such offers are accepted for the related Interest Rate Period, the principal amount of Bid Loans accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples not less than $1,000,000) in proportion to the aggregate principal amount of such offers; provided, however, that in the event the Borrower does not, before the time stated above, either cancel the proposed Bid Borrowing pursuant to clause (i) above or accept one or more of the offers pursuant to clause (ii) above, such Bid Borrowing shall be deemed cancelled and provided further, that in the event the Borrower accepts one or more of the offers pursuant to clause
(ii) above but does not expressly reject or accept the remaining offers, such remaining offers shall be deemed rejected.

                 (d) (i) If the Borrower accepts one or more of the offers to make Bid Loans made by any Bank or Banks pursuant to paragraph (c)(ii) above, each such Bank shall, subject to the satisfaction of the conditions precedent specified in Section 5.03, before 12:00 noon (New York City time) on the date of the Bid Borrowing, make available to the Borrower at such Bank's Lending
Office such Bank's portion of such Bid Borrowing in same day funds.
                 (i) Not later than 5:00 p.m. (New York City time) on the date of each Bid Borrowing,

          (A) the Borrower shall notify the Agent of (1) the aggregate amount of Bid Loans made in connection with such Bid Borrowing (which amount may not exceed the amount requested pursuant to Section
2.04(a)(ii)), (2) each date on which any Bid Loan shall mature, (3) the


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principal amount of Bid Loans which shall mature on each such date, (4) the highest and the lowest Competitive Bid submitted by the Banks in connection with each Competitive Bid Request, and (5) the highest and the lowest Competitive Bid accepted by the Borrower; and
                        (B) the Agent will in turn promptly give to each Bank the information received from the Borrower in connection with such Bid Borrowing.

        (e) Upon being notified by the Borrower of the amount of, and the applicable Interest Period for, any LIBOR Bid Loan, the Agent shall determine LIBOR (as provided in the definition of LIBOR) and give prompt notice to the Borrower and the relevant Bank or Banks thereof.

9  Evidence of Indebtedness.

            (a) Each Bank, with respect to amounts payable to it hereunder, and the Agent, with respect to all amounts payable hereunder, shall maintain on its books in accordance with its usual practice, loan accounts, setting forth each Committed
     Loan, and, in the case of each Bank having made a Bid Loan, each such Bid Loan, the applicable interest rate and the amounts of principal, interest and other sums paid and payable by the Borrower from time to time hereunder with respect thereto; provided, however, that the failure by any Bank to record any such amount on its books shall not affect the obligations of the Borrower with respect thereto. In the case of any dispute, action or proceeding relating to any amount payable hereunder, the entries in each such account shall be conclusive evidence of such amount absent manifest error. In case of any discrepancy between the entries in the Agent's books and any Bank's books, such Bank's books shall be considered correct in the absence of manifest error.
            (b) Notwithstanding the foregoing, if any Bank shall so request for purposes of Section 10.08(e), the obligation to repay the Committed Loans shall also be evidenced by a promissory note in the form of Exhibit 2.05(b).

            (c) The obligation to repay any Bid Loan shall also, if so requested by the Bank making such Bid Loan, be evidenced by a promissory note in the form of Exhibit 2.05(c).

            (d) The Banks hereby agree to return to the Borrower on the Restatement Date any promissory notes issued by the Borrower under the Original Agreement.

10  Voluntary  Termination  or  Reduction  of  the Commitments.   The
Borrower may, at any time and from time to time, upon not less than three Business Days' prior notice to the Agent, terminate the Aggregate Commitments or permanently reduce the Aggregate Commitments by an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayment of Loans
made   on  the  effective  date  thereof, the  then  outstanding principal amount of Committed Loans and Bid Loans would exceed the Aggregate Commitments then in effect and, provided, further, that once reduced in accordance with this Section 2.06, the Aggregate Commitments

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may not be increased.  Any reduction of the Aggregate
Commitments shall be applied to each Bank's Commitment in accordance with such Bank's Percentage Share.

11  Optional Prepayments.

            (a) Subject to Section 3.11, the Borrower may upon notice to the Agent, stating the proposed date and aggregate principal amount of the prepayment, received by the Agent (i) not less than three Business Days prior to the proposed date of prepayment, in the case of a prepayment of Eurodollar Loans and
     (ii) not less than one Business Day prior to the proposed date of prepayment, in the case of a prepayment of Reference Rate Loans, prepay ratably among the Banks, the outstanding principal amount of any Committed Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Each such partial prepayment shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, however, that if the aggregate amount of Eurodollar Loans comprised in the same Borrowing shall be reduced as a result of any optional prepayment to an amount less than $5,000,000, the Eurodollar Loans comprised in such Borrowing shall automatically convert into Reference Rate Loans at the end of the then current Interest Period. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest to the date of prepayment, shall be due and payable on the date specified in such notice.
            (b) The Borrower may not voluntarily prepay any Bid Loan prior to the maturity date thereof.

12  Repayment
            (a) The Committed Loans. The outstanding principal amount of all Committed Loans shall be repaid on the Final Maturity Date.
            (b) The Bid Loans. Each Bid Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto; provided, however, that the outstanding principal amount of all Bid Loans shall be repaid on the Final Maturity Date.

13  Interest.

            (a) Subject to Section 2.10, each Committed Loan shall bear interest, at the option of the Borrower as follows,

       (i) if such Committed Loan is a Reference Rate Loan, at a rate per annum equal to the Reference Rate; and

      (ii) if such Committed Loan is a Eurodollar Loan, at a rate per annum equal to the sum of LIBOR plus .1725%.

            (b) Accrued and unpaid interest in respect of each Committed Loan shall be paid on each Interest Payment Date, on the date of any prepayment or repayment of Committed Loans and, in the case of any Reference Rate Loan, on each date such Loan is converted into a Eurodollar Loan.

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            (c)         The Borrower shall pay to each Bank which had made
a Bid Loan interest on the unpaid principal amount of such Bid Loan from the date when made until paid in full, on each Interest Payment Date, a rate per annum equal to LIBOR plus (or minus) the LIBOR Bid Margin, or the Absolute Rate, as the case may be, as specified by such Bank in its Competitive Bid pursuant to Section 2.04(b)(ii).

14 Default Interest. During the continuation of any Event of Default pursuant to Section 8.01(a), or after acceleration, the Borrower shall pay, on demand, interest (after as well as before judgment) on the principal amount of all Loans then outstanding, at a rate per annum which is determined by increasing the rate of interest then in effect pursuant to Section 2.09 by 2% per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any Eurodollar Loan on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or acceleration, bear interest at a rate per annum equal to the Reference Rate plus 2%; and, provided, further, that if so requested by the Borrower, the Majority Banks may, in their sole discretion, waive the provisions of this Section 2.10.

15  Continuation  and  Conversion  Elections   for
Committed Borrowings.

            (a) The Borrower may upon irrevocable written notice to the Agent in accordance with paragraph (b) below:
            (i) elect to convert, on any Business Day, any Reference Rate Loans (or any part thereof in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Eurodollar Loans;
                 (ii) elect to convert, on the expiration date of any Interest Period, any Eurodollar Loans maturing on such Interest Payment Date (or any part thereof in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Reference Rate Loans; or

                 (iii) elect to continue, on the expiration date of any Interest Period, any Eurodollar Loans maturing on such Interest Payment Date;
     provided,  however, that if on the expiration  date  of  any Interest
Period  the  aggregate  amount   of   outstanding Eurodollar  Loans
comprised in the same Committed Borrowing shall have been reduced as a result of the conversion of part thereof to an amount less than
$5,000,000,   the remaining Eurodollar Loans comprised in such Borrowing shall automatically convert into Reference Rate Loans on such date and on and after such date the right of the Borrower to continue such Loans as Eurodollar Loans shall terminate.

            (b) The Borrower shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit 2.11, to the Agent not later than 12:00 noon (New York City time) (i) three Business Days prior to the proposed date of conversion or continuation, if the Committed Loans or any portion thereof are to be converted into or continued as Eurodollar Loans; and (ii) one Business Day


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prior to the proposed date of conversion, if the Committed Loans or any portion thereof are to be converted into Reference Rate Loans.

     Each such Notice of Conversion/Continuation shall be by facsimile confirmed immediately by telephone specifying therein:
                 (i) the proposed date of conversion or continuation;

                 (ii) the aggregate amount of Committed Loans to be converted or continued;

                 (iii) the nature of the proposed conversion or continuation; and

                 (iv)  the duration of the requested Interest Period.

            (c) If, upon the expiration of any Interest Period applicable to Eurodollar Loans, the Borrower shall have failed to select a new Interest Period to be applicable to such Eurodollar Loans, or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

            (d) Upon receipt of a Notice of Conversion/Continuation, the Agent shall promptly notify each Bank thereof or, if no timely notice is provided, the Agent shall promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata among the Banks based on the respective outstanding principal amounts of the Loans with respect to which such notice was given held by each Bank.

            (e) After giving effect to any conversion or continuation of any Committed Loans, there shall not be more than six different Interest Periods in effect in respect of all Committed Loans together.


     II      FEES; PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES

16  Fees.

            (a) (i) The Borrower agrees to pay to the Agent for the account of each Bank a facility fee at a rate per annum equal to .0625% times such Bank's Commitment (regardless of utilization):

                 (i) The facility fee shall accrue from the Restatement Date to the Final Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing in the quarter ending on June 30, 1995 and on the Final Maturity Date.

            (b) The Borrower agrees to pay to the Agent, for the Agent's own account, an agency fee in the amount and at the times set forth in the Fee Letter.

17  Computation of Fees and Interest.

            (a) All computations of interest payable in respect of Reference Rate Loans shall be made on the basis of a year of 365 days or

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366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a year of 360 days and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

            (c) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby for the purposes of determining LIBOR for any Eurodollar Loan or LIBOR Bid Loan. If any of the Reference Banks is unable or otherwise fails to supply such rates to the Agent upon its request, LIBOR shall be determined on the basis of the quotations of the remaining two Reference Banks.

18  Payments by the Borrower.

            (a) All payments (including prepayments) to be made by the Borrower hereunder shall be made without set-off or counterclaim and shall, except as expressly provided herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, in dollars and in immediately available funds, not later than 12:00 noon New York City time on the date specified herein; provided, however, that unless otherwise specified herein, each payment in respect of a Bid Loan shall be made directly to the relevant Bank to the Lending Office of such Bank. The Agent will promptly after receiving any payment of principal, interest, fees and other amounts from the Borrower distribute to each Bank its Percentage Share (or other applicable share as expressly provided herein) of such payment for the account of its respective Lending Office. Any payment which is received by the Agent after 12:00 noon (New York City time) shall be deemed to have been received on the immediately succeeding Business Day.

            (b) Whenever any payment of a Committed Loan (and unless otherwise stated in the relevant Competitive Bid Request, a Bid Loan) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest and fees, as the case may be; provided, however, that if such extension would cause any payment of principal of or interest on Eurodollar Loans to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.
            (c) unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment

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     in full to  the Agent, each Bank shall repay to the Agent, on demand, the excess of the amount distributed to such Bank over the amount, if any, paid by the Borrower, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Bank to the date such Bank repays such amount to the Agent; provided, however, that if any Bank shall fail to repay such amount within three Business Days after demand therefor, such Bank shall, from and after such third Business Day until payment is made to the Agent, pay interest thereon at a rate per annum equal to the sum of the Reference Rate plus 1%.

19   Payments by the Banks to the Agent.
          (a) Unless the Agent shall have received notice from a Bank on the Restatement Date, or, with respect to each Borrowing after the Restatement Date, at least one Business Day prior to the date of such Borrowing that such Bank will not make available to the Agent for the account of the Borrower the amount of such Bank's Percentage Share of such Borrowing, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Borrowing and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such full amount available to the Agent and the Agent in such circumstances makes available to the Borrower such amount, such Bank shall, within two Business Days following the date of such Borrowing, make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. If such amount is so made available, such payment to the Agent shall constitute such Bank's Committed Loan on the date of the Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Borrower of such failure to fund and, on the third Business Day following the date of such Borrowing, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. Nothing contained in this
Section 3.04(a) shall relieve any Bank which has failed to make available its Percentage Share of any Committed Borrowing hereunder from its obligation to do so in accordance with the terms hereof.
            (b) he failure of any Bank to make any Committed Loan on the date of any Committed Borrowing shall not relieve any other Bank of its obligation hereunder to make a Loan on the date of such Borrowing pursuant to the provisions contained herein, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Committed Borrowing.

20  Taxes.

            (a) Subject to Section 3.05(g), any and all payments by the Borrower to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto incurred in connection with any Borrowing pursuant to this Agreement, excluding, in the case of each Bank and the Agent, such taxes (including income

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
     taxes, franchise taxes or branch profit taxes) as are imposed on or measured by such Bank's or the Agent's, as the case may be, net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions,
     charges,  withholdings   and liabilities being hereinafter
     referred to as "Taxes").

            (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes, intangible taxes, mortgage recording taxes or any other sales, excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) Subject to Section 3.05(g), the Borrower shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.05) paid by such Bank or the Agent, as the case may be, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

            (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to
     Section 3.05(g),

              (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

              (ii) the Borrower shall make such deductions; and
             (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (e) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment, or other evidence of such payment satisfactory to the Agent.

            (f) Each Bank which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

            (i)  it shall, unless already delivered pursuant to the


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Original Agreement, no later than on the Restatement Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Restatement Date, the date upon which such Bank becomes a party hereto) deliver to the Agent (two originals) and to the Borrower (one original):

                     (A) if any Lending Office is located in the United States of America, accurate and complete signed copies of IRS Form 4224 or any successor thereto ("Form 4224"), and/or
                     (B) if any Lending Office is located outside the United States of America, accurate and complete signed copies of IRS Form 1001 or any successor thereto ("Form 1001"),

                 in each case indicating that such Bank is on the
            date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Lending Offices under this Agreement free from withholding of United States Federal income tax;

                 (ii) if at any time such Bank changes its Lending Office or Lending Offices or selects an additional Lending Office it shall, at the same time, but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Agent (two originals) and to the Borrower (one original), in replacement for the forms previously delivered by it hereunder:

                  (A) if such changed or additional Lending Office is located in the United States of America, accurate and complete signed originals of Form 4224; or

              (B)  otherwise, accurate and complete signed
                 originals of Form 1001,

            in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;
                 (iii) it shall, upon the occurrence of any event (including the passing of time but excluding any event mentioned in clause
(ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Agent (two originals) and to the Borrower (one original) accurate and complete signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Bank;
               (iv) it shall, promptly upon the request of the Agent or the Borrower, deliver to the Agent and the Borrower, such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes;
(v) if such Bank claims exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, it shall notify the Agent of the percentage amount in which it is no longer the beneficial owner

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under this Agreement.  To the extent of this percentage amount, the Agent shall treat such Bank's Form 1001 as no longer in compliance with this Section 3.05(f). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with the Agent, sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code; and
(vi) if the IRS or any authority of the United States of America or other jurisdiction asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective), such Bank shall indemnify the Agent and/or the Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent and/or the Borrower, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or the Borrower under this Section 3.05(f), together with all costs, expenses and attorneys' fees (including the allocated cost of in-house counsel).

     Without   limiting  or  restricting  any  Bank's  right   to
     increased amounts under Section 3.05(d) from the Borrower upon satisfaction of such Bank's obligations under the provisions of this Section 3.05(f), if such Bank is a foreign Person and is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (i) above are not delivered to the Agent, then the Agent may withhold from any interest payment to the Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. In addition, the Agent may also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form 4224 or Form 1001.

            (g) The Borrower shall not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.05(d) to any Bank for the account of any Lending Office of such Bank:
                 (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.05(f) in respect of such Lending Office;

                 (ii) if such Bank shall have delivered to the Agent and the Borrower a Form 4224 in respect of such Lending Office pursuant to Sections 3.05(f)(i)(A), 3.05(f)(ii)(A) or 3.05(f)(iii) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations

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           or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                 (iii) if such Bank shall have delivered to the Agent and the Borrower a Form 1001 in respect of such Lending Office pursuant to Sections 3.05(f)(i)(B), 3.05(f)(ii)(B) or 3.05(f)(iii) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

            (h) Any and all present or future Taxes, Other Taxes and related liabilities (including penalties, interest, additions to tax and expenses) which are not paid by the Borrower pursuant to and as required by this Section 3.05 shall be paid by the Bank which received the principal, interest or fees in respect of which such Taxes, Other Taxes or related liabilities are payable. Any and all present or future Taxes or Other Taxes which are required by law to be deducted or withheld from or in respect of any sum payable hereunder to any Bank and which are not paid by the Borrower pursuant to and as required by this Section
     3.05 will be deducted or withheld by the Agent without any increase in the sum payable as provided in Section
     3.05(d). Each Bank agrees to indemnify the Agent and hold the Agent harmless for the full amount of any and all present or future Taxes, Other Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes or Other Taxes imposed by any jurisdiction on amounts payable to the Agent under this Section 3.05(h)) which are imposed on or with respect to principal, interest or fees payable to such Bank hereunder and which are not paid by the Borrower pursuant to this Section 3.05, whether or not such Taxes, Other Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent makes written demand therefor.

21 Sharing of Payments, Etc. If other than as provided in Section 3.05, 3.08, 3.09, 3.10, 3.11 or 3.12, any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Committed Loan made by it and, after acceleration of all Obligations pursuant to Section 8.02(b), in respect of any Obligation owing to it (including with respect to any Bid Loan), in the case of the Committed Loan, in excess of its Percentage Share of payments on account of the Committed Loans obtained by all the Banks and, after acceleration, in excess of its pro rata share of all Obligations, such Bank shall forthwith (a) notify the Agent of

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such fact and (b) purchase from the other Banks such
participations in the Committed Loans made by them or, after acceleration, in all Obligations owing to them, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks according to their respective Percentage Shares or, after acceleration, their pro rata shares of all Obligations then owing to them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase shall to the extent of such recovery be rescinded and each other Bank shall repay to the purchasing Bank the purchase price thereto together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to the provisions of this Section 3.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations
purchased pursuant to this Section   3.06
and will in each case notify the Banks following any such purchases.

22 Inability to Determine Rates. If with respect to any Interest Period for Eurodollar Loans, either (a) any two Reference Banks shall fail to notify the Agent of the rate of interest on the basis of which LIBOR is to be determined as set forth in the definition of LIBOR or (b) the Majority Banks shall notify the Agent that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Majority Banks of making, funding or maintaining their Eurodollar Loans for such Interest Period (after giving effect to any event giving rise to additional interest on such Loans pursuant to Section 3.12), the Agent shall forthwith so notify the Borrower and the Banks, whereupon the obligations of the Banks to make or continue Committed Loans as Eurodollar Loans or to convert Committed Loans into Eurodollar Loans at the end of the then current Interest Period shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice. Upon receipt of such notice, the Borrower may revoke its Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of Eurodollar Loans.



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23  Increased  Costs.  If any Bank shall determine that,  due  to either
(a) the introduction of any Requirement of Law or any change (other than any change by way of imposition of or increase in reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation thereof or (b) the compliance with any guideline or request from any central bank or other
Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Committed Loan, the Borrower shall be liable for, and shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, additional amounts sufficient to compensate such Bank for such increased costs.

24  Illegality.

            (a) If any Bank shall determine that the introduction of any Requirement of Law, or any change in or in the interpretation thereof has made it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Bank or its Lending Office to make or continue to fund Loans as Eurodollar Loans or to convert Loans into Eurodollar Loans, then, on notice thereof by such Bank to the Borrower through the Agent, the obligation of such Bank to make or to continue to fund Loans as Eurodollar Loans or to convert any Loans into Eurodollar Loans shall be suspended until such Bank shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

            (b) a Bank shall determine that it is unlawful to maintain any Eurodollar Loan made by such Bank, the Borrower shall prepay in full all Eurodollar Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the then current Interest Period applicable to each such Eurodollar Loan if such Bank may lawfully continue to maintain such Eurodollar Loan to such day, or immediately, together with any amounts required to be paid pursuant to
     Section 3.11, if such Bank may not lawfully continue to maintain such Eurodollar Loan to such day, unless the Borrower, on or prior to the date on which it would otherwise be required to prepay such Eurodollar Loan, converts all Eurodollar Loans of such Bank then outstanding into Reference Rate Loans.

            (c) Notwithstanding the foregoing, if the obligation of any Bank to make or maintain Eurodollar Loans has been suspended, the Borrower may elect by giving notice to such Bank through the Agent that all Loans which would otherwise be made or maintained by such Bank as Eurodollar Loans shall be instead Reference Rate Loans.

25  Capital  Adequacy.   If  any  Bank  shall  have
determined that the compliance with any Requirement of Law regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether

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or  not  having the force of law) from any central bank or
other Governmental Authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of such Bank's Commitment, loans or obligations under this Agreement with respect to any Committed Borrowing then from time to time, upon demand of such Bank (with a copy of such demand to the Agent), the Borrower shall be liable for, and shall pay to the Agent for the account of such Bank, as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

26  Funding  Losses.   The  Borrower   agrees to
reimburse each Bank and to hold each Bank harmless from any loss, cost or expense which such Bank may sustain or incur as a consequence of:

            (a) any failure of the Borrower to borrow, continue or convert a Eurodollar Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (b) any prepayment or payment of a Eurodollar Loan on a day which is not the last day of the Interest Period with respect thereto;

            (c) any failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with
     Section 2.07; or

            (d) the conversion of any Eurodollar Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period pursuant to Section 2.11;
including  any such loss or expense arising from the  liquidation
or   reemployment  of  funds  obtained  by  it  to  maintain
its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

27  Additional Interest on Eurodollar  Loans.
The Borrower shall pay to each Bank, at the request of such Bank (but not more frequently than once in each calendar quarter), as long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Bank from the date such Eurodollar Loan is made until such principal amount is paid in full, at a rate per annum equal at all times to the remainder obtained by subtracting (a) LIBOR for the Interest Period for such Eurodollar Loan from (b) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Bank
for such Interest Period, payable  on  each  date interest   in

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respect  of  such  Eurodollar  Loan  is   payable.
Notwithstanding the provisions of the previous sentence, the Borrower shall not be obligated to pay to any Bank any additional interest in respect of Eurodollar Loans made by such Bank for any period commencing more than three months prior to the date on which such Bank notifies the Borrower by delivering a certificate from a financial officer of such Bank, that such Bank is required to maintain reserves with respect to Eurocurrency Liabilities.

28  Certificates  of  Banks.   Any  Bank claiming reimbursement  or
compensation pursuant to Section 3.05, 3.08, 3.10, 3.11 and/or 3.12 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the basis for computing the amount payable to such Bank hereunder and such certificate shall be conclusive and
binding  on  the Borrower  in  the  absence of manifest error.   Unless
otherwise specifically provided herein, the Borrower shall pay to any Bank claiming compensation or reimbursement from the Borrower pursuant to
Section    3.08, 3.10, 3.11 or 3.12, the amount requested by such
Bank no later than five Business Days after such demand.



29  Change of Lending Office; Replacement Bank.

            (a) Each Bank agrees that upon the occurrence of any event giving rise to the operation of Section 3.05(c) or (d) or
Section 3.08 or 3.09 with respect to such Bank, it will if so requested by the Borrower, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such Section; provided, however, that such designation would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Nothing in this Section 3.14 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 3.05(c) or (d) or Section 3.08 or 3.09.

            (b) In the event the Borrower becomes obligated to pay additional amounts to any Bank pursuant to Sections 3.05(c) or
     (d) or 3.08, or if it becomes illegal for any Bank to continue to fund or to make Eurodollar Loans pursuant to Section 3.09, as a result of any condition described in any such Section, then, unless such Bank has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or for such illegality, the Borrower may designate another Bank which is reasonably acceptable to the Agent and the Majority Banks (such Bank being herein called a "Replacement Bank") to purchase the Committed Loans of such Bank and such Bank's rights hereunder, without recourse to or warranty by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the Committed Loans payable to such Bank plus any accrued but unpaid interest on such Loans and accrued but unpaid fees in respect of such Bank's Commitment and any other amounts payable to such Bank under this Agreement, and to assume all the obligations of such Bank

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
     hereunder (except for such rights as survive repayment of the Loans), and, upon such purchase, such Bank shall no longer be a party hereto or have any rights hereunder (except those related to any Bid Loans of such Bank which remain outstanding and those that survive full payment hereunder) and shall be relieved from all obligations to the Borrower hereunder, and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.

                                   REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and each Bank that:

30  Corporate Existence; Compliance with Law.   The
Borrower and each of its Subsidiaries:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify has no reasonable likelihood of having a Material Adverse Effect;

            (c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease and operate its properties, and to conduct its business as now or currently proposed to be conducted;

           (d) is in compliance with its certificate of incorporation and by-laws; and

            (e) is in compliance with all other Requirements of Law except such non-compliance as has no reasonable likelihood of having a Material Adverse Effect.

31  Corporate   Authorization;  No  Contravention;
Governmental   Authorization.   The   execution,   delivery   and
performance by the Borrower of the Loan Documents:

            (a) are within the respective corporate powers of the Borrower;

            (b) have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

            (c)         do not and will not:

          (i) contravene the certificate of incorporation or by-laws of the Borrower;

         (ii)        violate any other Requirement of Law (including

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
       the Securities Exchange Act of 1934, Regulations G, T, U and X of the Federal Reserve Board or any order or decree of any court or other Governmental Authority);

       (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation binding on or affecting the Borrower or any of its properties, if such breach or default has any reasonable likelihood of having a Material Adverse Effect, or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its properties is subject; or

          (iv) result in the creation or imposition of any Lien upon any of the property of the Borrower; and

       (d) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person other than those which have been duly obtained, made or given.

32  Enforceable Obligations.  This Agreement and the
other Loan Documents have been duly executed and delivered by the Borrower. This Agreement and each other Loan Document are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws or equitable principles relating to or limiting creditors' rights generally.

33  Taxes.  The Borrower and its Subsidiaries  have
filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes and assessments payable by them, to the extent the same have become due and payable and before they have become delinquent, except those which are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, provided the non-payment thereof has no reasonable likelihood of having a Material Adverse Effect. The Borrower does not know of any proposed material tax assessment against the Borrower or any of its Subsidiaries and in the opinion of the Borrower, all potential tax liabilities are adequately provided for on the books of the Borrower and its Subsidiaries. The statute of limitations for assessment or collection of Federal income tax has expired for all federal income tax returns filed by the Borrower for all tax years up to and including the tax year ended in March, 1987 and filed by Holly Farms Corporation up to and including the tax year ended on May 31, 1987.

34  Financial Matters.

            (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the fiscal year of the Borrower ended on October 1, 1994 and as of the last day of the fiscal quarter of the Borrower ended on April 1, 1995 and the related consolidated statements of income, shareholders' equity

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
and cash flows of the Borrower and its Subsidiaries for such fiscal year and quarter, with, in the case of said fiscal year, reports thereon by Ernst & Young:

                 (i) are complete, accurate and fairly present the financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and for the respective periods covered thereby;

                 (ii) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as set forth in the notes thereto; and

                 (iii) except as specifically disclosed in Schedule 4.05, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and long-term leases.

            (b) Since October 1, 1994, there has been no Material Adverse Effect and no development which has any reasonable likelihood of having a Material Adverse Effect.

          (c) The Borrower is, and the Borrower and its Subsidiaries are, on a consolidated basis, Solvent.

35  Litigation.   There  are  no  actions,  suits,
proceedings, claims or disputes pending, or to the best knowledge of  the Borrower, threatened, against the Borrower or any of its Subsidiaries before any court or other Governmental
Authority  or any  arbitrator  that have a reasonable
likelihood of having a Material Adverse Effect. All pending actions or proceedings affecting the Borrower or any of its Subsidiaries as of the  date hereof  and  involving  claims  in  excess  of
$10,000,000   are described in Schedule 4.06.

36  Subsidiaries.
     (a) A complete and correct list of all Subsidiaries of the Borrower as of the Restatement Date, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class outstanding owned by the Borrower and each other Subsidiary of the Borrower is set forth in Schedule 4.07(a).

            (b) All of the outstanding shares of each of the Subsidiaries listed on Schedule 4.07(a) have been validly issued, are fully paid and non-assessable and are owned by the Borrower or another Subsidiary of the Borrower, free and clear of any Lien.

     (c) The Borrower has no obligation to capitalize any of its Subsidiaries.

      (d) A complete and correct list of all joint ventures in which the Borrower or any of its Subsidiaries, is a partner is set forth in Schedule 4.07(d).


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
37  Liens.   There  are  no  Liens  of  any  nature
whatsoever on any properties of the Borrower or any of its Subsidiaries other than Permitted Liens.

38  No Burdensome Restrictions; No Defaults.

         (a) Neither the Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction or any Requirement of Law, which has any reasonable likelihood of having a Material Adverse Effect.

            (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, has a reasonable likelihood of having a Material
     Adverse Effect.

         (c) No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or any of its Subsidiaries.

39 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by the Banks and the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan
Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange
Commission thereunder.

40 Use of Proceeds; Margin Regulations. No part of the proceeds of any Loan will be used, and no Loan will otherwise be, in violation of Regulation G, T, U or X of the Federal
Reserve Board.

41   Assets.
            (a) The Borrower and each of its Subsidiaries has good record and marketable title to all real property necessary or used in the ordinary conduct of its business, except for Permitted Liens and such defects in title as have no reasonable likelihood, individually or in the aggregate, of having a Material Adverse Effect.

            (b) The Borrower and each of its Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other intellectual property rights that are necessary for the operation of its business, without infringement of or conflict with the rights of any other Person with respect thereto, except for such infringements or conflicts as have no reasonable likelihood of having a Material Adverse Effect. No material slogan or other

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
     advertising device, product, process, method or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person except for such infringements or conflicts as have no reasonable likelihood, individually or in the aggregate, of having a Material Adverse Effect.

42  Labor Matters.  Except as disclosed in Schedule
4.13, there are no strikes or other labor disputes pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which have any reasonable likelihood of having a Material Adverse Effect. No significant unfair labor practice complaint is pending or, to the knowledge of the
Borrower, threatened, against the Borrower or any of its Subsidiaries before any Governmental Authority.

43  Environmental Matters.  Except as disclosed  in
Schedule 4.14:

            (a) the on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental
     Laws except such non-compliance as has no reasonable likelihood of having a Material Adverse Effect;

            (b) the Borrower and each of its Subsidiaries have obtained all environmental, health and safety permits necessary or required for its operations, all such permits are in good standing, and the Borrower and each of its Subsidiaries is in compliance with all material terms and conditions of such permits;

          (c) none of the Borrower, any of its Subsidiaries or any of their present property or operations (or past property or operations) is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Claim or Hazardous Material which, in each case, has any reasonable likelihood of having a Material Adverse Effect;

            (d) there are no conditions or circumstances associated with any property of the Borrower or any of its Subsidiaries formerly owned and operated by the Borrower or any of its Subsidiaries or any of their predecessors or with the former operations, including off-site disposal practices, of the Borrower or its Subsidiaries or their predecessors which may give rise to Environmental Claims which in the aggregate have any reasonable likelihood of having a Material Adverse Effect; and
            (e) there are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Borrower or its Subsidiaries, including Environmental
     Claims associated with any operations of the Borrower or its Subsidiaries, which have any reasonable likelihood of having a Material Adverse Effect. In addition, (i) neither the Borrower nor any of its Subsidiaries has any underground storage tanks
     (A) that are not properly permitted under applicable Environmental Laws or (B) that to the best of the Borrower's

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
knowledge, are leaking or dispose of Hazardous Materials off-site and (ii) the Borrower and each of its Subsidiaries has notified all of its employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and under OSHA and all other Environmental Laws.

44  Completeness.   None of the representations  or
warranties of the Borrower contained herein or in any other Loan Document or in any certificate or written statement furnished by or on behalf of the Borrower pursuant to the provisions of this Agreement or any other Loan Document contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Banks which may have a Material Adverse Effect.

45  ERISA.

            (a) Neither the Borrower nor any member of its Controlled Group contributes to any Plan other than those set forth in
     Schedule 4.16.

            (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Federal or state law and rules and regulations promulgated thereunder. With respect to each Plan (other than a Multiemployer Plan) all material reports required under ERISA or any other applicable law or regulation to be filed with the relevant Governmental Authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $500,000 have been duly filed and all such reports are true and correct in all material respects as of the date given.

            (c) Except as set forth in Schedule 4.16, no Plan has been terminated nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code) nor has any funding waiver from the IRS been received or requested.

            (d) Neither the Borrower nor any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date (including permissible extensions thereof) under Section 412 of the Code and Section 302 of ERISA.

            (e) There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or
     4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group.

            (f) Except as set forth in Schedule 4.16, the value of the assets of each Plan (other than a Multiemployer Plan)

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
     equalled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date.

            (g) There are no pending claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan which has any reasonable likelihood of having a Material Adverse Effect or (ii) the assets of any employee welfare benefit plan maintained by the Borrower or any member of its Controlled Group within the meaning of Section 3(1) of ERISA or against any fiduciary thereof with respect to the operation of any such Plan which has any reasonable likelihood of having a Material Adverse Effect.

            (h) Neither the Borrower nor any member of its Controlled Group has engaged in any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan.

            (i) Neither the Borrower nor any member of its Controlled Group (i) has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC) or (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, or (ii) has withdrawn from any Multiemployer Plan.

            (j) Neither the Borrower nor any member of its Controlled Group nor any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of Section 4069(b) of ERISA has engaged in a transaction within the meaning of Section 4069 of ERISA.

            (k) Except as set forth in Schedule 4.16, neither the Borrower nor any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of
     Section 3(1) of ERISA which provides for (i) continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or (ii) retiree medical liabilities. The Borrower and each member of its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied with any applicable notice and continuation requirements of COBRA and the

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
     regulations thereunder, except where the failure to so comply could not result in the loss of a tax deduction or imposition of a tax or other penalty on the Borrower or any member of its Controlled Group.

46 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties in localities where the Borrower and its Subsidiaries operate.
                                   CONDITIONS PRECEDENT

47  Conditions  Precedent  to  Effectiveness.   The
effectiveness of this Agreement and the obligation of each Bank to make its first Committed Loan after the Restatement Date is subject to the condition that the Agent shall have received the following, each, unless specified below, dated the Restatement Date, in form and substance satisfactory to the Agent, each Bank and their respective counsel and (other than the promissory notes, if any) in sufficient copies for each Bank:

            (a) Credit Agreement and Notes. This Agreement executed by the Borrower, each Co-Agent, the Agent and each of the Banks and any promissory notes requested by the Banks pursuant to
Section 2.05;

     (b)          Board Resolutions; Approvals; Incumbency Certificates.

                 (i) Copies of the resolutions of the Executive Committee of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the Restatement Date by the Secretary or an Assistant Secretary of the Borrower; and

                 (ii) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver this Agreement and all other Loan Documents to be delivered hereunder;

            (c) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

                 (i) the articles or certificate of incorporation of the
            Borrower as in effect on the Restatement Date, certified by the Secretary of State of Delaware as of a recent date and by the Secretary or Assistant Secretary of the Borrower as of the Restatement Date and the by-laws of the Borrower as in effect on the Restatement Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Restatement Date; and

                 (ii) good standing certificates as of a recent date for
            the Borrower from the Secretaries of State of Arkansas,

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
            Delaware, North Carolina, Texas and Virginia;

            (d) Legal Opinion. A favorable opinion, dated the Restatement Date and addressed to the Agent and the Banks of Corporate Counsel of the Borrower and its Subsidiaries, in substantially the form of Exhibit 5.01 and as to such other matters as any Bank through the Agent may reasonably request
     (and the Borrower hereby instructs such counsel to deliver such opinion);
            (e) Certificate. A certificate signed by a Responsible Officer of the Borrower, dated as of the Restatement Date, stating that:
                 (i)  the representations and warranties contained in
Article IV are true and correct on and as of such date, as though made on and as of such date;

                 (ii) no Default or Event of Default exists or would result from the initial Borrowing hereunder;

                 (iii) there has occurred since October 1, 1994, no
            Material Adverse Effect; and

            (f) Other Documents. Such other approvals, opinions or documents as the Agent or any Bank may request.

48  Additional  Conditions  Precedent  to   the   First
Committed Borrowing after the Restatement Date. The obligation of each Bank to make its first Committed Loan after the Restatement Date is subject to the further conditions precedent that:

            (a) Fees, Costs and Expenses. The Borrower shall have paid all accrued and unpaid fees payable under the Original Agreement to the extent due and payable on or before the Restatement Date and shall also have paid all costs and expenses referred to in Section 10.04 (including legal fees and expenses and the allocated cost of in-house counsel) to the extent such costs and expenses are invoiced at least two Business Days prior to the Restatement Date.

            (b) Original Agreement. All loans outstanding under the Original Agreement shall be simultaneously repaid, prepaid or refinanced hereunder; provided, however, that any Existing Bid
     Loans outstanding under the Original Agreement on the Restatement Date shall remain outstanding under this Agreement as if the Existing Bid Loans were Bid Loans made hereunder.

            (c) Original Banks. Each bank which is a party to the Original Agreement but whose name does not appear on the signature pages hereof shall have consented to the amendment and restatement of the Original Agreement and confirmed that it will not be a party to this Agreement by executing and delivering a letter in the form of Exhibit 5.02 and each Bank not a party to

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
     the Original Agreement by signing this Agreement shall have become a Bank for all purposes of this Agreement.


49  Conditions  Precedent to All  Borrowings.
The obligation of each Bank to make any Loan (including its first Committed Loan and any Bid Loan as to which there has been an offer and acceptance of terms pursuant to Section 2.04) on or after the Restatement Date shall be subject to the further conditions precedent that:

        (a) Notice of Borrowing. In the case of a Committed Borrowing, the Agent shall have received a Notice of Borrowing as required by Section 2.02.

        (b) Continuation of Representations and Warranties. The representations and warranties contained in Article IV and in each other Loan Document shall be true and correct on and as of the date of borrowing with the same effect as if made on and as of such date (except for representations and warranties expressly relating to an earlier date, in which case they shall be true and correct as of such earlier date).

        (c) No Existing Default. No Default or Event of Default shall exist and be continuing or shall result from the Loan being made on such date.

         (d) Other Assurances. The Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request related to the transactions contemplated hereby.


      Each  Notice  of  Borrowing  and  Competitive  Bid
Request submitted by   the  Borrower  hereunder  shall
constitute   a representation and warranty by the Borrower hereunder, as of the date of each such notice, application or request and as of the date of each Borrowing relating thereto, that the conditions in this Section 5.03 are satisfied.

                                   AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that as long as any Bank shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

50 Compliance with Laws, Etc. The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Requirements of Law, except such as may be contested in good faith by appropriate proceedings and which has no reasonable likelihood of having a Material Adverse Effect.

51 Use of Proceeds. The Borrower shall use the proceeds of any Loan hereunder made on or after the Restatement Date to refinance Indebtedness outstanding under the Original Agreement and for working capital and other general corporate purposes (including capital expenditures and

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acquisitions and  to support the issuance of commercial paper)
not in contravention of any Requirement of Law and consistent with the representations and warranties contained herein; provided, however, that the proceeds of any Loan hereunder may not be used to finance the purchase or other acquisition of Stock in any Person if such purchase or acquisition is opposed by the board of directors of such Person.

52 Payment of Obligations, Etc. The Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims and all taxes, assessments and governmental charges or levies unless the same are being contested in good faith by appropriate proceedings and adequate reserves therefor have been established on the books of the Borrower or one of its Subsidiaries in accordance with GAAP, provided all such nonpayments, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

53  Insurance   The  Borrower shall  maintain, and cause  each  of  its
Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

54  Preservation of Corporate Existence,  Etc.
The Borrower  shall  preserve and maintain, and  cause  each  of its Subsidiaries  to preserve and maintain, its corporate
existence, rights   (charter  and  statutory)  and  franchises,
except as permitted under Sections 7.05 and 7.07.

55 Access. The Borrower shall permit, and cause each of its Subsidiaries to permit, representatives of the Agent or any Bank to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their directors, officers and independent public accountants and authorize those accountants to disclose to such Person any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information that such accountants may have with respect to the business, financial and other affairs of the Borrower or any of its Subsidiaries, all at the expense of the Borrower and at such times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists, the Agent or any Bank may visit and inspect, at the expense of the Borrower, its records and properties at any time during business hours and without advance notice.

56 Keeping of Books. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, proper books

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of record  and account, in which full and correct entries
shall be made of all financial transactions and matters involving the assets and business of the Borrower and each of its Subsidiaries in accordance with GAAP.

57 Maintenance of Properties. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties in good repair, working order and condition, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.08 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is, in the opinion of the Borrower, desirable in the conduct of its business and has no reasonable likelihood of having a Material Adverse Effect.

58  Financial  Statements.   The  Borrower shall deliver  to  each  Bank
with a copy to the Agent, in form and details satisfactory to the Banks and the Agent:

            (a)         as soon as available, but not later than 45
     days after the end of each of the first three quarters of each fiscal year  of  the Borrower, a copy of the unaudited
     consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending on the last day of such quarter, which statements shall be certified by the Chief Financial Officer of
     the Borrower as  being  complete and correct and fairly   presenting,
     in accordance with GAAP, the financial position and results of operation of the Borrower and its Subsidiaries;

            (b) as soon as available, but not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal year, which statements shall be certified without qualification as to the scope of the audit by a nationally recognized independent public accounting firm and be accompanied by (i) a certificate of such accounting firm stating that such accounting firm has obtained no knowledge that a Default or an Event of Default has occurred and is continuing, or if such accounting firm has obtained such knowledge that a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and
    (ii) copies of any letters to the management of the Borrower from such accounting firm; and

            (c) at the same time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of the Chief Financial Officer of the Borrower (i) to the effect that no Default or Event of Default has occurred and

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
     is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and the action which the Borrower proposes to take with respect thereto) and (ii) a compliance certificate, in substantially the form of Exhibit 6.09, setting forth in reasonable detail the computations necessary to determine whether the Borrower was in compliance with the financial covenant set forth in Section 7.15, in each case reconciling any differences between the numbers used in such calculations and those used in the preparation of such financial statements.

59  Reporting  Requirements.   The  Borrower  shall
furnish to the Agent (and the Agent shall promptly furnish to the Banks):

            (a) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or other
     Governmental Authority affecting the Borrower or any of its Subsidiaries which, individually or in the aggregate, has any reasonable likelihood of having a Material Adverse Effect;

            (b) promptly but not later than three Business Days after the Borrower becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party which has any reasonable likelihood of having a Material Adverse Effect, or (iii) any Material Adverse Effect or any event or other development which has a reasonable likelihood of having a Material Adverse Effect, notice by telephone or facsimile specifying the nature of such Default, Event of Default, breach, non-performance, default, Material Adverse Effect, event or development, including the anticipated effect thereof;

            (c) promptly after the sending or filing thereof, copies of all reports which the Borrower or any of its Subsidiaries sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (d) promptly after the creation or acquisition thereof, the name and jurisdiction of incorporation of each new Subsidiary of the Borrower; and

            (e) such other information respecting the business, prospects, properties, operations or the condition, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

60 Notices Regarding ERISA. Without limiting the generality of the notice provisions contained in Section 6.10, the Borrower shall furnish to the Agent:

            (a) promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of

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
     the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan, and (ii) within ten days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan has been made, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such member of its Controlled Group proposes to take with respect thereto together with a copy of the notice of such ERISA Event or other event, if required by the applicable regulations under ERISA, given to the PBGC;

            (b) promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

            (c) promptly and in any event within ten Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan
     Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Multiemployer Plan concerning potential withdrawal liability of the Borrower or any member of its Controlled Group pursuant to Section 4219 or 4202 of ERISA, and a statement from the Chief Financial Officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled
     Group proposes to take with respect thereto;

            (d) notification within 30 days of any material increase in the benefits under any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

            (e) notification within five Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice;
     and

            (f) promptly after receipt of written notice of commencement thereof, notice of any action, suit and proceeding before any Governmental Authority affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined, could not have a Material Adverse Effect.



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61  Employee Plans.

            (a) With respect to Plans other than a Multiemployer Plan, for each Plan intended to be qualified under Section 401(a) of the Code which is hereafter adopted or maintained by the Borrower or by any member of its Controlled Group, the Borrower shall or shall cause any such member of its Controlled Group to
     (i) seek and receive determination letters from the IRS to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; (ii) from and after the adoption of any such Plan, cause such Plan to be qualified within the meaning of
     Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code; (iii) make all required contributions by the due date (including permissible extensions) under Section 412 of the Code and Section 302 of ERISA; and (iv) not take any action which could reasonably be expected to cause such Plan not to be qualified within the meaning of Section 401(a) of the Code or not to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

            (b) With respect to each Multiemployer Plan, the Borrower and each member of its Controlled Group will make any contributions required by such Multiemployer Plan.

62 Environmental Compliance; Notice. The Borrower shall, and cause each of its Subsidiaries to:

            (a) use and operate all of its facilities and properties in substantial compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, license and other authorizations relating to environmental matters in effect and remain in substantial compliance therewith, and handle all Hazardous Materials in substantial compliance with all applicable Environmental Laws;

            (b) promptly upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, evaluate such claims, complaints, notices and inquiries and forward copies of (i) all such claims, complaints, notices and inquiries which individually have any reasonable likelihood of having a Material Adverse Effect and (ii) all such claims, complaints, notices and inquiries, arising from a single occurrence which together have any reasonable likelihood of having a Material Adverse Effect, and endeavor to promptly resolve all such actions and proceedings relating to compliance with Environmental Laws; and

(c) provide such information and certifications which the Agent may reasonably reque
(d)  st from time to time to evidence compliance with this
Section 6.13.


                     II NEGATIVE COVENANTS


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     The Borrower hereby covenants and agrees that as long as
any Bank shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks shall waive compliance in writing:

63 Limitations on Liens. The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien existing on the property of the Borrower or any of its Subsidiaries on the Restatement Date and set forth in
     Schedule 7.01 and any extension, renewal and replacement of any such Lien; provided any such extension, renewal or replacement
     Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal and replacement;

            (b)         any Lien created pursuant to any Loan Document;

            (c) Liens imposed by law, such as materialmen's, mechanics', warehousemen's, carriers', lessors' or vendors'
     Liens incurred by the Borrower or any of its Subsidiaries in the ordinary course of business which secure its payment obligations to any Person, provided (i) neither the Borrower nor any of its Subsidiaries is in default with respect to any payment obligation to such Person or is in good faith and by appropriate proceedings diligently contesting such obligation for which adequate reserves shall have been set aside on its books and (ii) such Liens have no reasonable likelihood of having, individually or in the aggregate, a Material Adverse Effect;
            (d) Liens for taxes, assessments or governmental charges or levies either not yet due and payable or to the extent that non-payment thereof shall be permitted by Section 6.03;

            (e) Liens on the property of the Borrower or any of its Subsidiaries incurred, or pledges and deposits made, in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security benefits, other than in respect of employee plans subject to ERISA;

            (f) Liens on the property of the Borrower or any of its Subsidiaries securing (i) the performance of bids, tenders, statutory obligations, leases and contracts (other than for the repayment of borrowed money), (ii) obligations on surety and appeal bonds not exceeding in the aggregate $5,000,000 and
     (iii) other obligations of like nature incurred as an incident to and in the ordinary course of business, provided all such Liens in the aggregate have no reasonable likelihood (even if enforced) of having a Material Adverse Effect;

            (g) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor

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     irregularities incident thereto which do not impair the value of any parcel of property material to the operation of the business of the Borrower and its Subsidiaries taken as a whole or the value of such property for the purpose of such business;
            (h) (i) purchase money liens or purchase money security interests (including in connection with capital leases) upon or in any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) which Liens do not extend to any other property and do not secure Indebtedness exceeding the purchase price of such property;
                 (i) Liens (including in connection with capital leases) securing Indebtedness of the Borrower or any of its Subsidiaries incurred to finance all or some of the cost of construction of property (or to refinance Indebtedness so incurred upon completion of such construction) which Liens do not extend to any other property except to the unimproved real property upon which such construction will occur; provided the Indebtedness secured by such Liens is not incurred more than 90 days after the later of the completion of construction or the commencement of full operation of such property; and

                (ii) Liens on property in favor of any Governmental Authority to secure partial, progress, advance or other payments, or performance of any other obligations, pursuant to any contract or statute or to secure any Indebtedness of the
     Borrower or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of construction of property subject to Liens (including in connection with capital leases) securing Indebtedness of the pollution control or industrial or other revenue bond type and which Liens do not extend to any other property;
     provided, however, that the aggregate amount of Indebtedness secured  by all Liens referred to in clauses (i),  (ii)  and (iii)
     of  this  paragraph  (h)  at  any  time  outstanding, together
     with  the Indebtedness secured by Liens  permitted pursuant   to
     paragraphs  (i)  and  (l)  below   (and   any extensions,  renewals
     and refinancings of such Indebtedness) shall not, subject to the second proviso of paragraph (i) below, at any time exceed the Permitted Lien Basket;

            (i) Liens on assets of any corporation existing at the time such corporation becomes a Subsidiary of the Borrower or merges into or consolidates with the Borrower or any of its Subsidiaries, if such Liens (A) do not extend to any other property, (B) do not secure Indebtedness exceeding the fair market value of such property at the time such corporation becomes a Subsidiary of the Borrower or at the time of such merger or consolidation, and (C) were not created in contemplation of such corporation becoming a Subsidiary of the Borrower or of such merger or consolidation; provided, however, that the aggregate amount of Indebtedness secured by Liens

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     referred to in this paragraph (i), together with the
     Indebtedness secured by Liens permitted pursuant to paragraph
     (h) above and paragraph (l) below (and any extensions, renewals and refinancings of such Indebtedness) shall not at any time exceed the Permitted Lien Basket; provided, further, however, that notwithstanding the foregoing limitation, the Borrower may incur, and permit its Subsidiaries to incur, Indebtedness secured by Liens referred to in this paragraph (i) which, when aggregated with the Indebtedness secured by Liens permitted pursuant to paragraph (h) above and paragraph (l) below, exceed the Permitted Lien Basket if, and only if, (x) such Indebtedness remains outstanding for a period of less than six months from the date on which such Indebtedness first exceeded the Permitted Lien Basket or (y) such Liens are released within six months;
            (j) the filing of financing statements in respect of accounts sold by the Borrower and its Subsidiaries pursuant to a receivables purchase transaction by the purchaser or purchasers from the Borrower and its Subsidiaries of such accounts;

            (k) judgment Liens created by or resulting from any litigation or legal proceeding if released or bonded within 60 days of the date of creation thereof (or such earlier date as may be required by Section 8.01(h)), unless such litigation shall have had a Material Adverse Effect; and

            (l) Liens securing other Indebtedness of the Borrower or any of its Subsidiaries not expressly permitted by paragraphs (a) through (k); provided, however, that the aggregate amount of Indebtedness secured by Liens permitted pursuant to paragraphs
    (h) and (i) above and pursuant to this paragraph (l) (and any extensions, renewals and refinancings of such Indebtedness) shall not, subject to the second proviso of paragraph (i) above, at any time exceed the Permitted Lien Basket.

64 Limitation on Indebtedness. The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness except:

            (a) the Loans and any other Indebtedness under this Agreement or any other Loan Document;

            (b) Indebtedness existing on the Restatement Date and set forth in Schedule 7.02, and any extension, renewal, refunding and refinancing thereof, provided that after giving effect to such extension, renewal, refunding or refinancing, (A) the principal amount thereof is not increased, (B) neither the tenor nor the remaining average life thereof is reduced and (C) the interest rate thereon is not increased; provided, however, that the industrial revenue bonds identified by an asterisk in Schedule
     7.02 may be refinanced at an interest rate higher than the rate in effect immediately prior to such refinancing if such rate is not in excess of any rate of interest then payable in respect of the Loans (without taking into account any interest payable pursuant to Section 2.10);


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            (c)         Indebtedness of the Borrower to any of its
     wholly-owned Subsidiaries, of any Subsidiary of the Borrower to the Borrower or of any Subsidiary of the Borrower to another
     Subsidiary of the Borrower;

           (d) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default;

            (e) trade debt (including Indebtedness for the purchase of farm products from contract growers and other similar suppliers but excluding Indebtedness for Borrowed Money) incurred by the Borrower or any of its Subsidiaries in the ordinary course of business in a manner and to an extent consistent with their past practices and necessary or desirable for the prudent operation of its businesses;

            (f)         Indebtedness secured by Liens permitted pursuant to
     Section 7.01 subject to the limitations contained therein;

            (g) Indebtedness incurred in connection with the issuance of commercial paper; and

            (h) other present and future unsecured Indebtedness provided at the time of, and immediately after giving effect to, the incurrence of such Indebtedness, no condition or event shall exist which constitutes an Event of Default.

65  Lease  Obligations.   The  Borrower  shall  not
create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation for the payment of rent for any property under lease or agreement to lease having a term of one year or more, except

            (a) leases of the Borrower and its Subsidiaries in existence on the Restatement Date and any renewal or extension thereof;
            (b)   operating leases in the ordinary course of business;
     and
            (c) subject to the limitations set forth in Section 7.01(h), capital leases entered into by the Borrower or any of its Subsidiaries after the Restatement Date in connection with sale-leaseback transactions; provided (i) immediately prior to giving effect to such lease, the property subject to such lease was sold by the Borrower or any such Subsidiary to the lessor pursuant to a transaction permitted under Section
     7.07 and (ii) no Event of Default exists or would occur as a result of such sale and subsequent lease.

66  Restricted Payments.  The Borrower shall not:

            (a) declare or make, or permit any of its Subsidiaries to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of its Stock other than (i) dividends paid by any

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     wholly-owned Subsidiary of the Borrower to the Borrower or any other wholly-owned Subsidiary of the Borrower; (ii) distributions of shares of common stock of the Borrower to its management as executive compensation and in connection with management incentive plans; (iii) dividends or distributions payable solely in additional common Stock of the Borrower; and
     (iv) other dividends to the shareholders of the Borrower, provided at the time of, and immediately after giving effect to, the payment of such dividends pursuant to this paragraph
     (a)(iv), no condition or event shall exist which constitutes an Event of Default; or

            (b) purchase, redeem, or otherwise acquire for value or make any payment in respect of any of its Stock now or hereafter outstanding (or permit any of its Subsidiaries to do so) except
   (i) purchases in the open market to fund the Borrower's stock option plans, employee stock purchase plans, 401(k) plans and other similar plans consistent with the past practices of the Borrower; (ii) the redemption or purchase by any wholly-owned Subsidiary of the Borrower of any of its Stock owned by another wholly-owned Subsidiary of the Borrower and (iii) the purchase, redemption and other acquisition of any of its or such Subsidiary's Stock, provided at the time of, and immediately after giving effect to, such purchase, redemption or other acquisition pursuant to this paragraph (b)(iii), no condition or event shall exist which constitutes an Event of Default.
67 Mergers, Etc. The Borrower shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or, except as permitted pursuant to Section 7.06 or Section 7.09, acquire all or substantially all of the Stock of any Person, or acquire all or substantially all of the assets of any Person (other than live inventory) or enter into any joint venture or partnership with, any Person, or permit any of its Subsidiaries to do so; provided, however, that:
            (a) the Borrower may merge with a wholly-owned Subsidiary of the Borrower so long as (i) the Borrower is the surviving corporation and (ii) at the time of, and immediately after giving effect to, such merger, no condition or event shall exist which constitutes an Event of Default;

            (b) any wholly-owned direct or indirect Subsidiary of the Borrower may merge with or into any other wholly-owned direct or indirect Subsidiary of the Borrower or acquire Stock of any other wholly-owned direct or indirect Subsidiary of the Borrower;

            (c) the Borrower or any Subsidiary of the Borrower may acquire all or substantially all of the Stock or all or substantially all of the assets of any Person, provided at the time of, and immediately after giving effect to such acquisition, no condition or event shall exist which constitutes an Event of Default; and


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            (d)         any Subsidiary of the Borrower may merge with
     any other corporation permitted to be acquired pursuant to paragraph (c) above, provided (i) at the time of, and immediately after giving effect to, such merger, no condition or event shall exist which constitutes an Event of Default and (ii) and after such merger, the surviving corporation is a Subsidiary of the Borrower.

68  Investments  in  Other Persons.   The  Borrower
shall not make, or permit any of its Subsidiaries to make, any loan or advance to any Person (other than accounts receivable created in the ordinary course of business) or, except as permitted under Section 7.04 or 7.05, purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any Stock or other equity interest or Indebtedness of any Person, or make, or permit any of its Subsidiaries to make, any capital contribution to, or otherwise invest in, any Person, except:

            (a)         Permitted Investments;

            (b) loans or advances made by the Borrower or any of its Subsidiaries to (i) employees of the Borrower or any of such Subsidiaries in the ordinary course of business in a manner consistent with past practices and (ii) joint ventures and partnerships in which the Borrower is a partner, provided at the time of, and immediately after giving effect to, such loans or advances, no condition or event shall exist which constitutes an Event of Default;

            (c) loans or advances or other credit support, including the procurement of letters of credit for its account, made by the Borrower or any of its Subsidiaries (in addition to those permitted under paragraph (b) above) to any Person; provided, however, that the aggregate amount of all investments pursuant to this paragraph (c) shall not at any time exceed 15% of the consolidated Net Worth of the Borrower;

            (d) investments in Stock or other joint ventures and partnerships (including through mergers and consolidations), provided at the time of, and immediately after giving effect to, such investments, no condition or event shall exist which constitutes an Event of Default;
            (e) the organization or acquisition by the Borrower or any of its wholly-owned Subsidiaries of one or more wholly-owned Subsidiaries;

            (f) the acquisition by the Borrower or any of its wholly-owned Subsidiaries of Stock permitted to be issued pursuant to Section 7.09; and

            (g)         intercompany Indebtedness permitted pursuant to
     Section 7.02(d).

69  Assets.   The Borrower shall not sell,  assign,
transfer or otherwise dispose of any of its assets, or permit any


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of  its  Subsidiaries  to  sell, assign,  transfer  or  otherwise dispose of any of its assets, except:

            (a) the sale or disposition of inventory and farm products in the ordinary course of business;

            (b) the sale or disposition in the ordinary course of business of any assets which have become obsolete or surplus to the business of the Borrower or any of its Subsidiaries, or has no remaining useful life, in each case as reasonably determined in good faith by the Borrower or such Subsidiary, as the case may be;

            (c) the periodic sales to third parties of live inventory and related products and services under grow out contracts;

            (d)         Permitted Dispositions;

            (e)         the sale or disposition of Permitted Investments;
and

            (f) the sale of accounts or other receivables for not less than the fair value thereof by the Borrower and its Subsidiaries, without recourse, in connection with a receivables purchase transaction.


70  Change  in  Nature of Business.   The  Borrower
shall not:

            (a) engage in any business other than the production, marketing and distribution of food products and any related food or agricultural products, processes or business; or

            (b) permit any of its Subsidiaries to make any material change in the nature of its business as carried on at the date hereof except as permitted under Section 7.05 or enter into any new business.

71  Capital Structure.  The Borrower shall not:

            (a) make, or, except as permitted by Section 7.05, permit any of its Subsidiaries to make, any changes in its capital structure (including in the terms of its outstanding Stock), amend their certificate of incorporation or by-laws, or make any changes in any of its business objectives, purposes or operations if such change has a reasonable likelihood of having a Material Adverse Effect; or

            (b) permit any of its Subsidiaries to issue any Stock (other than directors' qualifying shares) other than to the

     Borrower or any wholly-owned Subsidiary of the Borrower, except if (i) after giving effect to such issuance, such Subsidiary is still a Subsidiary of the Borrower; (ii) such issuance has no reasonable likelihood of having a Material Adverse Effect; and
     (iii) at the time of, and immediately after giving effect to

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
     such issuance, there shall exist no condition or event which constitutes an Event of Default.

72 Transactions with Affiliates, Etc. The Borrower shall not:

            (a) enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Borrower or any such Subsidiary except
     (i) as otherwise expressly permitted herein or (ii) in the ordinary course of business, to the extent consistent with past practices, so long as any such transaction individually and in the aggregate with other such transactions has no reasonable likelihood of having a Material Adverse Effect;

            (b) enter into, or permit any of its Subsidiaries to enter into, any contract or other agreement or arrangement for employment of an executive officer other than in the ordinary course of business, or enter into, or permit any of its Subsidiaries to enter into, any contract or other obligation for the payment of management fees by the Borrower or any of its Subsidiaries, except for the intercompany allocation of general administrative costs and other expenses consistent with past practices; or

            (c) enter into, or permit any of its Subsidiaries to enter into, any agreement that prohibits, limits or restricts any repayment of loans or advances or other distributions to the Borrower by any of its respective Subsidiaries, or that restricts any such Subsidiary's ability to declare or make any dividend payment or other distribution on account of any shares of any class of its capital stock or on its ability to acquire or make a payment in respect thereof.

73 Accounting Changes. The Borrower shall not make, or permit any of its Subsidiaries to make, any significant change in accounting treatment and reporting practices except as required by GAAP, the IRS or the Securities and Exchange
Commission; provided, however, that if any such changes are so required to be made within a certain period of time only, such changes may, in the discretion of the Borrower, be made at any time during such period.

74 Margin Regulations. The Borrower shall not use the proceeds of any Loan in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

75  Compliance  with  ERISA   The  Borrower  shall not,
directly or indirectly, permit any member of the Controlled
Group of the Borrower to, directly or indirectly:
            (a) terminate any Plan so as to result in any material liability (in the opinion of the Majority Banks exercised reasonably) to the Borrower or any member of its Controlled
     Group;



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            (b)         permit to exist any ERISA Event, or any other event
     or condition which presents the risk of a material liability (in the opinion of the Majority Banks exercised reasonably) of the Borrower or any member of its Controlled Group;

            (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material liability (in the opinion of the Majority Banks exercised reasonably) to the Borrower or any member of its Controlled Group;

            (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which has any reasonable likelihood of resulting in material liability to the Borrower or any member of its Controlled Group; or

            (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using each Plan's actuarial assumptions upon termination of such Plan) to materially (in the opinion of the Majority Banks exercised reasonably) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

76 Speculative Transactions. The Borrower shall not engage or permit any of its Subsidiaries to engage in any transaction involving commodity options or futures contracts other than in the ordinary course of business consistent with past transactions.

77 Debt Ratio. The Borrower shall not permit at any time the Debt Ratio to be greater than .65 to 1.

78 Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 8.01.

            (a) Non-Payment. The Borrower shall (i) fail to pay when and as required to be paid herein, any amount of principal of any Loan or any amount of interest on any Bid Loan; or (ii) fail to pay within three Business Days after the same shall become due and payable, any other interest or any fee or other amount payable hereunder or under any other Loan Document or any other Obligation;

            (b) Representations and Warranties. Any representation or warranty made by the Borrower in this Agreement or in any other Loan Document, or which is contained in any certificate, document or financial or other statement delivered at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect or untrue in any material respect when made or deemed made;

            (c) Specific Defaults. The Borrower shall fail to perform or observe any term, covenant or agreement contained in
     Article VII or Section 6.02, 6.04 (but only to the extent such


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
     failure could have a Material Adverse Effect), 6.05, 6.06 or 6.10(b);

            (d) Other Defaults. The Borrower shall fail to perform or observe any other term or covenant contained in this Agreement (including Section 6.04 to the extent not covered by paragraph
   (c) above) or any other Loan Document, and such Default shall continue unremedied for a period of 15 days after the date upon which written notice thereof shall have been given to the Borrower by the Agent;

            (e)         Default under Other Agreements.  Any
      default shall occur under any Indebtedness of the Borrower
      (other than under this Agreement) or any of its Subsidiaries (other than Trasgo, S.A. de C.V., a Mexican Subsidiary of the Borrower) having an aggregate outstanding principal amount of $10,000,000 or more or under one or more Interest Rate Contracts of the Borrower or any of its Subsidiaries resulting in aggregate net obligations of $10,000,000 or more and such default shall:

                 (i) consist of the failure to pay any Indebtedness when due (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace or notice period; or
                 (ii) result in, or continue unremedied for a period of time sufficient to permit, the acceleration of such Indebtedness or the early termination of such Interest Rate Contract;
            (f) Bankruptcy or Insolvency. The Borrower or any of its Subsidiaries shall:
                 (i) cease to be Solvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

                (ii)   commence an Insolvency Proceeding;

                 (iii) voluntarily cease to conduct its business in the ordinary course; or

                 (iv) take any action to effectuate or authorize any of the foregoing;

            (g)         Involuntary Proceedings.

                 (i) An involuntary Insolvency Proceeding shall be commenced against the Borrower or any of its Subsidiaries or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the Borrower's, or any of its Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy;
                 (ii) the Borrower or any of its Subsidiaries shall admit in writing the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-

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
United States law) against the Borrower or such Subsidiary is ordered in any Insolvency Proceeding; or
                (iii) the Borrower or any of its Subsidiaries shall acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business;

            (h) Monetary Judgments. One or more judgments, orders or decrees for the payment of money exceeding in the aggregate $10,000,000 (not fully covered by insurance) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been initiated by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied, unvacated or unstayed for a period of 20 days; Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against the Borrower or any of its Subsidiaries which does or has a reasonable likelihood of having a Material Adverse Effect and either (A) enforcement proceedings shall have been initiated by any Person upon such judgment or order or (B) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect;

            (i)         ERISA.  With respect to any Plan:

            (i) the Borrower, any member of its Controlled Group or any other party-in-interest or disqualified Person shall engage in transactions which in the aggregate have a reasonable likelihood of resulting in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $10,000,000 under Section 409 or 502 of ERISA or Section 4975 of the Code;

          (ii)        the Borrower or any member of its Controlled
        Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $10,000,000, or request a funding waiver from the IRS for contributions in the aggregate in excess of $10,000,000;

          (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $10,000,000 as a result of a complete or partial withdrawal from a Multiemployer Plan within the meaning of
      Section 4203 or 4205 of ERISA;

            (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date
      (including any permissible extensions) under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA;

           (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate in a distressed termination, or the PBGC shall institute proceedings to terminate, a Plan;

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
          (vi) a Reportable Event shall occur with respect to a Plan, and within 15 days after the reporting of such Reportable Event to the Majority Banks, the Majority Banks shall have notified the Borrower in writing that (A) they have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and (B) as a result thereof a Default or an Event of Default shall occur hereunder;

        (vii    a trustee shall be appointed by a court of competent
            jurisdiction to administer any Plan or the assets thereof;

       (viii) the benefits of any Plan shall be increased (other than in the ordinary course of business consistent with past practice), or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Majority Banks; or

                 (ix) any ERISA Event with respect to a Plan shall have occurred, and 30 days thereafter (A) such ERISA Event shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan;

     provided,  however,  that  the  events  listed  in   clauses
     (v)-(ix) of this paragraph (j) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability the Borrower or any member of its Controlled Group could incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4243 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $10,000,000; or

            (j) Change in Control. Mr. Don Tyson, the Tyson Limited Partnership and "members of the same family" of Mr. Don Tyson as defined in Section 447(e) of the Code shall cease to have at least 51% of the total combined voting power of the outstanding Stock of the Borrower.

79 Remedies. If any Event of Default shall have occurred and be continuing, the Agent shall at the request of, or may with the consent of, the Majority Banks:

            (a) declare the Commitment of each Bank to be terminated, whereupon such Commitment shall forthwith be terminated; and/or

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other Obligations payable hereunder or under any other Loan

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
     Document to be immediately due and payable, whereupon the Loans, all such interest and all such Obligations shall become and be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

provided,  however,  that  upon  the  occurrence  of  any   event
specified in Section 8.01(f) or (g) with respect to the Borrower, the Commitment of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest accrued thereon and all other Obligations shall automatically become due and payable without further action of the Agent or any Bank. If any Event of Default shall occur and be continuing under Section 8.01(a) due to the Borrower's failure to pay any amount of principal on or interest of any Bid Loan, the Bank having made such Bid
Loan may send a written request to the Agent to obtain approval of the Majority Banks to terminate the Commitments and, if such approval is not obtained within ten Business Days after the date such request is received, the affected Bank (or assignee) may commence enforcement of such default by any and all legal means.

80 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                           THE AGENT

81  Appointment.   Each  Bank  hereby irrevocably
appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement or any other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall
not have any duties or responsibilities except   those
expressly set forth herein or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

82  Delegation of Duties.  The Agent may execute any
of its duties under this Agreement and any other Loan Document by or through employees, agents or attorneys-in-fact and shall  be entitled  to advice of counsel concerning all matters
pertaining to  such  duties.   The  Agent shall not be
responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.



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83  Liability of Agent.  Neither the Agent nor any
of  its officers, directors, employees, agents, attorneys-in-
fact or Affiliates shall be (a) liable for any action taken or omitted to  be  taken  by  any of them under or in connection with  this Agreement  or any other Loan Document (except for its  own  gross negligence  or  willful misconduct), or (b)
responsible  in  any manner   to   any  of  the  Banks  for
any recital, statement, representation or warranty made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of any collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other
Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

84  Reliance by Agent.

            (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon any advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request from or the consent of the Majority Banks and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Loans or any portion thereof.
            (b) For purposes of determining compliance with the conditions specified in Sections 5.01 and 5.02, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the initial Borrowing after the Restatement Date specifying its

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     objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Bank shall not have made available to the Agent such Bank's
     Percentage Share of  such Borrowing.

85 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to payment defaults, unless the Agent shall have received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority
Banks in accordance with Article VIII; provided however, that unless and until the Agent shall have received any such request from the Majority Banks, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

86  Credit   Decision.    Each   Bank  expressly
acknowledges that neither the Agent nor any of its Affiliates nor any  officer, director, employee, agent, attorney-in-fact of  any of them has made any representation or warranty to it and that no act  by the Agent hereinafter taken, including any review of  the affairs of the Borrower and its Subsidiaries, shall be deemed  to constitute  any representation or warranty
by the  Agent  to  any Bank.    Each  Bank  represents  to  the
Agent  that   it has, independently and without reliance upon the Agent  or any other Bank,  and  based  on such documents and information  as it  has deemed  appropriate, made its own appraisal of and
investigation into   the   business,  prospects,  properties,
operations   or condition,  financial or otherwise, and
creditworthiness  of  the Borrower  and made its own decision to enter into this  Agreement and  extend  credit to the
Borrower hereunder.   Each  Bank  also represents that it will,
independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this
Agreement, and  to  make  such investigations as it deems
necessary to inform itself as  to  the business, prospects,  properties,
operations   or condition, financial  or  otherwise, and creditworthiness
of  the Borrower. Except   for  notices,  reports  and  other
documents  expressly required to be furnished to the Banks by the Agent hereunder, the Agent  shall  not have any duty or
responsibility to provide  any Bank  with  any  credit  or
other  information  concerning       the
business,   prospects,  properties,  operations   or
condition, financial or otherwise, and creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.


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
87  Indemnification.  The Banks agree to indemnify
the Agent (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time after the repayment of the Loans and all other Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided however, that no Bank shall be liable for the payment to the Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful
misconduct.   Without limitation of  the  foregoing, each Bank
agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-
house counsel) incurred   by  the  Agent  in  connection  with
the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of its or the Banks' rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.

88 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though Bank of America were not the Agent hereunder. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

89 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent which shall be a commercial bank organized or chartered under the laws of the United States of America or of any State thereof and having combined capital and surplus of at least
$500,000,000. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the notice of resignation or the removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, with the consent of the Borrower, which shall not be unreasonably withheld, appoint a successor Agent which shall be a commercial bank organized

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
or chartered under the laws of the United  States of  America or of any State thereof and having a combined capital and
surplus of at least $500,000,000.  Upon the acceptance of any appointment  as  Agent  hereunder  by  a  successor  Agent,
such successor Agent shall thereupon succeed to and become
vested with all  the  rights, powers, privileges and duties of the  retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under  this  Agreement  and  the  other
Loan Documents.   After  any retiring Agent's resignation  or
removal hereunder  as  Agent,  the provisions  of  this
Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                         MISCELLANEOUS
91  Notices, Etc.  All notices, requests  and  other communications
provided to any  party under this   Agreement  shall,  unless  otherwise
expressly specified herein, be in writing (including by telex or by facsimile) and mailed by overnight delivery, telexed, transmitted by facsimile or  delivered:  if to the Borrower, to its address  specified  on the  signature  pages  hereof; if to any Bank,  to  its  Domestic Lending Office; and if to the
Agent, to its address specified  on the  signature pages
hereof; or, as to the Borrower or the Agent, at  such other
address as shall be designated by such party in  a written
notice to the other parties and, as to each other  party, at such other address as shall be designated by such party in  a written  notice to the Borrower and the Agent.  All such
notices and communications shall be effective, if telexed, when
confirmed by telex   answerback,  if transmitted  by   facsimile,   when
transmitted by facsimile and confirmed by telephone or facsimile, or, if mailed by overnight delivery or delivered, upon delivery, except that notices and communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent.

92 Amendments, Etc. No amendment or waiver of any provision of this Agreement or of any other Loan Document, and no consent to any departure by the Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing, acknowledged by the Agent and signed or consented to by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following:

            (a) increase the Commitments of the Banks (other than by assignment) or subject the Banks to any additional monetary obligation;

            (b)         reduce the principal of, or interest (other than
     any default  interest payable pursuant to Section   2.10) on,  the
     Committed Loans or any fees payable hereunder;

            (c) extend the Final Maturity Date or any date fixed for any payment of interest on, the Committed Loans or any fees

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
     payable hereunder;
            (d) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

            (e)         amend this Section 10.02; or

            (f) amend or waive the provisions of Section 5.01 or 5.02.

93 No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

94  Costs and Expenses.  The Borrower agrees to pay on demand:

            (a)         all costs and expenses incurred by the Agent in
     connection   with  the  preparation,  execution,   delivery,
     administration, modification and amendment of this Agreement or any other Loan Document or any other document to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby, or with respect to advising the Agent as to its rights and responsibilities under the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Agent (including the allocated cost of in-house counsel);

            (b) all costs and expenses incurred by the Agent or any Bank in connection with the enforcement or preservation of any rights under this Agreement or any other Loan Document or in connection with any restructuring or "work-out" (whether through negotiations, legal proceedings or otherwise), including the reasonable fees and out-of-pocket expenses of counsel for the Agent or such Bank (including the allocated cost of in-house counsel); and

            (c) all costs and expenses of the Agent incurred in connection with due diligence, transportation, use of computers, duplication, appraisals, surveys, audits, insurance, consultants and search reports and all filing and recording fees and title insurance premiums.

95  Indemnity.

            (a) The Borrower agrees to indemnify, defend, reimburse and hold harmless the Agent, each Bank and each of their Affiliates, and each of their respective directors, officers, employees, agents and advisors (each, an "Indemnified Party") from and against all claims, actions, proceedings, suits, damages, losses, liabilities, costs and expenses, including

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
     the reasonable fees and out-of-pocket expenses of counsel
     (including the allocated cost of in-house counsel) which may be incurred by or asserted against any Indemnified Party in connection with, or arising out of, or relating to (i) any transaction or proposed transaction (whether or not consummated) financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Borrowing or otherwise contemplated in this Agreement; (ii) the entering into and performance of this Agreement and any other Loan Document by the Agent or any Bank or any action or omission of the Borrower in connection therewith; or (iii) any investigation, litigation, suit, action or proceeding (regardless of whether an Indemnified
     Party is a party thereto) which relates to any of the foregoing or to any Environmental Claim, unless and to the extent such claim, action, proceeding, suit, damage, loss, liability, cost or expense was solely attributable to such Indemnified Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

            (b) The Agent and each Bank agree that in the event that any investigation, litigation, suit, action or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Party, or any remedial, removal or response action is requested of it or any other Indemnified
     Party, for which the Agent or any Bank may desire indemnity or defense hereunder, the Agent or such Bank shall promptly notify the Borrower in writing.

            (c) The Borrower at the request of the Agent or any Bank shall have the obligation to defend against such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action, and the Agent, in any event, may participate in the defense thereof with legal counsel of the Agent's choice. In the event that the Agent or any Bank requests the Borrower to defend against such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action, the Borrower shall promptly do so and the Agent or the affected Bank shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrower's obligations and duties hereunder to indemnify and hold harmless any Indemnified Party.

96 Right of Set-off. Upon the occurrence and during the continuation of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not such Bank shall have made any demand under this Agreement. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided,

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
however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.06 are in addition to any other rights and remedies (including other rights of set-off) which such Bank may have.

97  Binding  Effect.   The  provisions  of this Agreement shall be binding
upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein without the prior written consent of all the Banks.

98  Assignments, Participations Etc.

            (a) (i) Each Bank may, with the prior written approval of the Borrower and the Agent, assign to one or more Eligible Assignees, which approvals will not be unreasonably withheld, and
    (ii) each Bank may, without the consent of the Borrower or the Agent, assign to any of its wholly-owned Subsidiaries which is an Eligible Assignee or to any other Bank, other than a Bank replaced pursuant to Section 3.14(b), (each such Person, an "Assignee"), all or any fraction of its Committed Loans, if any, owed to it and its Commitment in a minimum amount of $10,000,000; provided, however, that the Borrower shall not, as a result of an assignment by any Bank to any of its wholly-owned Subsidiaries incur any increased liability for Taxes and Other Taxes pursuant to Section 3.05.
            (b)         No assignment shall become effective, and
     the Borrower and the Agent shall be entitled to continue to deal solely  and directly with each Bank in connection  with the interests so assigned by such Bank to an Assignee, until
     (i) written notice of such assignment, together with an agreement to be bound, payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Borrower and the Agent by such Bank and such Assignee, in substantially the form of Exhibit 10.08 (a "Notice of Assignment"), and such Bank and such Assignee shall have executed in connection therewith an Assignment and Assumption Agreement in substantially the form of Attachment A to such Notice of Assignment, (ii) a processing fee in the amount of $1,000 shall have been paid to the Agent by the assignor Bank or the Assignee, and (iii) either (A) five Business Days shall have elapsed after receipt by the Agent of the items referred to in clauses (i) and (ii) or (B) if earlier, the Agent shall have notified the assignor Bank and the Assignee of its receipt of the items mentioned in clauses
     (i) and (ii) and that it has acknowledged the assignment by countersigning the Notice of Assignment.
            (c) From and after the effective date of any assignment, (i) the Assignee thereunder shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee by the assignor Bank, shall have the rights and obligations of a Bank hereunder and under each other Loan Document, and (ii) the

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
     assignor Bank, to the extent that rights and obligations hereunder have been assigned by it to the Assignee, shall be released from its obligations hereunder and under the each other Loan Document.

            (d) Any Bank may at any time sell to one or more banks or other Persons (each of such Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment or any other interest of such Bank hereunder;
     provided, however, that

                 (i) no participation contemplated in this Section 10.08(d) shall relieve such Bank from its Commitment or its other obligations hereunder or under any other Loan Document;
(ii) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations;
(iii) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and
(iv) no Participant, unless such Participant is itself a Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder or under any other
   Loan Document, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the proviso to Section
   10.02.
     The Borrower acknowledges and agrees that each Participant, for purposes of Sections 3.05, 3.06, 3.08, 3.10, 3.11 or
     10.06 shall be considered a Bank; provided, however, that, for purposes of Sections 3.05, 3.08, 3.10 and 3.11, no Participant shall be entitled to receive any payment or compensation in excess of that to which such Participant's selling Bank would be entitled with respect to the amount of such Participant's participation interests if such Bank had not sold such participation interests.

            (e) Notwithstanding any other provision of this Agreement, nothing contained in this Agreement shall prevent any Bank from pledging or assigning its interest in the Loans to a Federal Reserve Bank in the Federal Reserve System of the United States of America in accordance with applicable law; provided, however, that no such pledge or assignment shall release any Bank from its obligations hereunder.

99  Confidentiality.   Each  Bank  agrees  to  take
normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Borrower or by the Agent on the Borrower's behalf in connection with this Agreement or any other Loan Document and agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Bank may disclose such information (a) at the request of any bank regulatory authority or in connection with an

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
examination  of such Bank by any such authority; (b) pursuant  to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the express direction of any agency of any State of the United States of  America  or  of  any other jurisdiction in  which  such
Bank conducts  its  business;  and  (e)  to  such  Bank's
affiliates, independent  auditors,  counsel and other
professional  advisors. Notwithstanding the foregoing, the
Borrower authorizes each  Bank to  disclose  to any Participant or Assignee and any  prospective Participant and Assignee such
financial and other information  in such   Bank's   possession
concerning  the   Borrower   or   its Subsidiaries  which has
been delivered to the Banks pursuant to this Agreement or any other Loan Document or which has been delivered to the Banks by the Borrower in connection with the Banks' credit evaluation of the Borrower prior to entering into this Agreement; provided, however, that such Participant or Assignee or prospective Participant or Assignee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

100  Survival.  The obligations of the Borrower
under Sections 3.05, 3.08, 3.10, 3.11, 3.12, 10.04 and 10.05,  and
the obligations  of the Banks under Sections 3.05(h) and 9.07, shall in  each case survive repayment or purchase of the Loans
or  any termination   of   this  Agreement  and  the
Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each other Loan Document.

101  Headings.   The  various  headings of this Agreement are inserted for
convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

102  Governing Law and Jurisdiction.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK;

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK
     OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF
     NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS
     PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID
     COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE
     GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER
     HAVE  TO  THE BRINGING OF ANY ACTION OR PROCEEDING  IN  SUCH
     JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT
     RELATED HERETO.
103 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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
104 Entire Agreement. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE BORROWER, THE BANKS AND THE AGENT, AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO THE PAYMENT BY THE BORROWER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR THE BANKS.

105  Waiver of Jury Trial.  THE AGENT, THE BANKS AND
THE  BORROWER  HEREBY  KNOWINGLY, VOLUNTARILY  AND
INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER,
OR  IN CONNECTION  WITH, THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT,  OR ANY  COURSE  OF  CONDUCT, COURSE OF DEALING,
STATEMENTS  (WHETHER VERBAL  OR  WRITTEN) OR ACTIONS OF THE
AGENT, THE  BANKS  OR  THE BORROWER.  THIS PROVISION IS A
MATERIAL INDUCEMENT FOR THE  AGENT AND THE BANKS TO ENTER INTO
THIS AGREEMENT.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                        TYSON FOODS, INC.


                        By: /s/ Gerald Johnston
                        Title: Executive Vice President, Finance

                             Address for notices:
                             2210 West Oaklawn Drive
                             Springdale, Arkansas  72764
                             Attention:  Gerald Johnston
                             Facsimile No.:  (501) 290-4028


                              BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS
                                ASSOCIATION,
                              as Agent

                              By: /s/ Frank H. Woo
                              Title:  Assistant Vice President

                              Address for notices:
                              Agency Management Services
                              #5596 1455 Market Street
                              12th Floor
                              San Francisco, California
                              94103 Attention:  Frank H. Woo
                              Telex No.:  372-6050
                              Answerback:  BAGASFO
                              Facsimile No.:  (415) 622-
                              4894

                              Address for payments: ABA
                              #121-000-3585F
                                   Attention:  Agency
                                   Management Services
                                   #5596
                              1850 Gateway Boulevard
                              Concord, California  94520
                              Credit to Account number:
                              1233-6-15172
                              Reference:  Tyson
                              With copy to:
                               BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS
                                ASSOCIATION
                               333 Clay Street, Suite 4550
                               Houston, Texas  77002-4103
                               Attention:  Michael J.
                               Dillon Telex No.:  170-513
                               Answerback:  BOAH
                               Facsimile No.:  (713) 651-4841
                              THE CHASE MANHATTAN BANK
                              N.A., as Co-Agent

                              By: /s/ Thomas T. Daniels
                              Title:  Vice President


                              CHEMICAL BANK, as Co-Agent

                              By: /s/ Beth F. Herman
                              Title:  Vice President

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
                             COOPERATIEVE CENTRALE
                                RAIFFEISENBOERENLEENBANK
                                B.A. (RABOBANK NEDERLAND),
                                 NEW YORK BRANCH, as Co-Agent

                              By: /s/ Jess E. Jarratt
                              Title: Vice President


                              By: /s/ August Braaksma
                              Title:  Vice President


                              MORGAN GUARANTY TRUST
                                COMPANY OF NEW YORK, as
                                Co-Agent


                              By: /s/ Stephen B. King
                              Title:  Vice President


                              NATIONAL WESTMINSTER BANK
                              Plc, as Co-Agent


                              By: /s/ Steven Parker
                              Title:  Vice President


                              NATIONSBANK OF TEXAS, N.A.,
                              as Co-Agent
                              By: /s/ Steven A. Deily
                              Title:  Senior Vice
                              President
                              SOCIETE GENERALE
                              SOUTHWEST AGENCY, as Co-Agent


                              By: /s/ Louis P. Laville
                              Title:  Vice President


                              BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION


                              By: /s/ Michael J. Dillon Title:  Vice
                              President


                              THE BANK OF NOVA SCOTIA

                              By: /s/ F.C.H. Ashby
                              Title:Senior Manager Loan Operations

                              THE BANK OF TOKYO TRUST COMPANY


                              By: /s/ Sharon Fountain
                              Title:  Vice President


                              CAISSE NATIONALE DE CREDIT AGRICOLE


                              By: /s/ W. Leroy Startz
                              Title:  First Vice President


                              THE CHASE MANHATTAN BANK N.A.


                              By: /s/ Thomas T. Daniels
                              Title:  Vice President


                              CHEMICAL BANK


                              By: /s/ Beth F. Herman
                              Title:  Vice President


                             COOPERATIEVE CENTRALE
                                RAIFFEISENBOERENLEENBANK
                                B.A. (RABOBANK NEDERLAND),
                                NEW YORK BRANCH


                              By: /s/ Jess E. Jarratt
                              Title:  Vice President
                              By: /s/ August Braaksma
                              Title:  Vice President
                              CREDIT LYONNAIS
                              NEW YORK BRANCH


                              By: /s/ Robert Ivosevich
                              Title:  Senior Vice
                              President


                              THE DAI-ICHI KANGYO BANK
                              LTD NEW YORK BRANCH


                              By: /s/ Andreas Panteli
                              Title:  Vice President

                              FIRST AMERICAN NATIONAL BANK

                              By: /s/ Elizabeth H. Vaughn
                              Title:  Vice President


                              THE FIRST NATIONAL BANK
                                OF CHICAGO


                              By: /s/ Joan D. Winstein
                              Title:  Vice President


                              THE FUJI BANK, LIMITED,
                                HOUSTON AGENCY


                              By: /s/ David Kelley
                             Title: Vice President & Senior Manager


                              ISTITUTO BANCARIO SAN PAOLO
                                DI TORINO SPA


                              By: /s/ Robert S. Wurster
                              Title:  First Vice President

                              By: /s/ William J.
                              DeAngelo Title:  First
                              Vice President


                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LTD.,
                                NEW YORK BRANCH


                              By: /s/ John J. Sullivan
                              Title:  Joint General
                              Manager

                              THE MITSUBISHI BANK,
                                LTD. HOUSTON AGENCY


                              By: /s/ Shoji Honda
                              Title:  General Manager

                              MORGAN GUARANTY TRUST
                                COMPANY OF NEW YORK


                              By: /s/ Stephen B.
                              King Title:  Vice President

                              NATIONAL WESTMINSTE
                              BANK Plc NEW YORK
                              BRANCH

                              By: /s/ Steven Parker
                              Title:  Vice President


                              NATIONAL WESTMINSTER
                              BANK Plc NASSAU BRANCH


                              By: /s/ Steven Parker
                              Title:  Vice President


                              NATIONSBANK OF TEXAS,N.A.


                              By: /s/ Steven A. Deily
                              Title:  Senior Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Stephen V. Prostor
                              Title:  Assistant Vice President


                              ROYAL BANK OF CANADA


                              By: /s/ J.D. Frost
                              Title:  Senior Manager


                              THE SANWA BANK,
                                LIMITED, DALLAS
                                AGENCY


                               By:/s/ Robert S. Smith
                               Title: Assistant Vice President


                                SOCIETE  GENERALE, SOUTHWEST AGENCY


                                By:  /s/  Louis P.Laville
                                Title:  Vice President

                                THE  SUMITOMO  BANK, LTD.,
                                HOUSTON AGENCY

                                By: /s/ Tatsuo Ueda
                                Title:  General Manager

                                THE TOKAI BANK, LIMITED,
                                NEW YORK BRANCH


                                By: /s/ M. Muto
                                Title:  Deputy General Manager


                                TRUST COMPANY BANK


                               By:  /s/  Jeffrey  A. Howard
                               Title:    Corporate Banking Officer


                               By:  /s/ F. McClellan Deaver, III
                               Title:  Vice President

364-Day Facility                                 [CONFORMED COPY]





             FIRST AMENDED AND RESTATED
                  CREDIT AGREEMENT


                        among


                 TYSON FOODS, INC.,
                     as Borrower

               THE BANKS NAMED HEREIN

            THE CHASE MANHATTAN BANK N.A.
                    CHEMICAL BANK
  COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK,
                        B.A.
            (RABOBANK NEDERLAND), NEW YORK BRANCH
      MORGAN GUARANTY TRUST COMPANY OF NEW YORK
            NATIONAL WESTMINSTER BANK Plc
             NATIONSBANK OF TEXAS, N.A.
                  SOCIETE GENERALE
                    as Co-Agents


                         and


           BANK OF AMERICA NATIONAL TRUST
               AND SAVINGS ASSOCIATION
                      as Agent





              Dated as of May 26, 1995

                        TABLE OF CONTENTS

Section                                                       Page

                       ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

1.01 Certain Defined Terms                                      1
1.02 Computation of Time Periods                               15
1.03 Accounting Matters                                        15
1.04 Certain Terms                                             15

                      ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

2.01 Amounts and Terms of Commitments                           16
2.02 Procedure for Committed Borrowings                         16
2.03 Bid Borrowings                                             17
2.04 Procedure for Bid Borrowings                               17
2.05 Evidence of Indebtedness                                   21
2.06 Voluntary Termination or Reduction of the
            ommitments                                          21
2.07 Optional Prepayments                                       22
2.08 Repayment                                                  22
            (a)  The Committed Loans                            22
            (b)  The Bid Loans                                  22
2.09 Interest                                                   23
2.10 Default Interest                                           23
2.11 Continuation and Conversion Elections for
            Committed Borrowings                                23


ARTICLE III
        FEES; PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES
3.01 Fees                                                       26
3.02 Computation of Fees and Interest                           26
3.03 Payments by the Borrower                                   26
3.04 Payments by the Banks to the Agent                         28
3.05 Taxes                                                      28
3.06 Sharing of Payments, Etc.                                  33
3.07 Inability to Determine Rates                               34
3.08 Increased Costs                                            35
3.09 Illegality                                                 35
3.10 Capital Adequacy                                           36
3.11 Funding Losses                                             36
3.12 Additional Interest on Eurodollar Loans                    37
3.13 Certificates of Banks                                      37
3.14 Change of Lending Office; Replacement
           Bank                                                 37


                         ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

4.01 Corporate Existence; Compliance with
         Law                                                    39
4.02 Corporate Authorization; No Contravention;
            Governmental Authorization                          39
4.03 Enforceable Obligations                                    40
4.04 Taxes                                                      40
4.05 Financial Matters                                          41
4.06 Litigation                                                 41
4.07 Subsidiaries                                               41
4.08 Liens                                                      42
4.09 No Burdensome Restrictions; No Defaults                    42
4.10 Investment Company Act                                     42
4.11 Use of Proceeds; Margin Regulations                        42
4.12 Assets                                                     43
4.13 Labor Matters                                              43
4.14 Environmental Matters                                      43
4.15 Completeness                                               44
4.16 ERISA                                                      45
4.17 Insurance                                                  47

                          ARTICLE V

                      CONDITIONS PRECEDENT

5.01 Conditions Precedent to Effectiveness                      48
                 (a) Credit Agreement and Notes                 48
                 (b) Board Resolutions;Approvals;
                        Incumbency Certificates                 48
                 (c)Articles of Incorporation;
                        By-aws and Good Standing                48
                 (d)  Legal Opinion                             49
                 (e)  Certificate                               49
                 (f)  Other Documents                           49
5.02 Additonal Conditions Preceden to the First
          Committed Borrowin after the Restatement Date         49
                 (a) Fees, Costs and Expenses                   49
                 (b) Original Agreement                         49
                 (c) Original Banks                             50
5.03 Conditions Precedent to All Borrowings                     50
                 (a) Notice of Borrowing                        50
                 (b) Continuation of Representations and
                             Warranties                         50
                 (c) No Existing Default                        50
                 (d) Other Assurances                           50


                          ARTICLE VI

                     AFFIRMATIVE COVENANTS

6.01 Compliance with Laws, Etc                                  51
6.02 Use of Proceeds                                            51
6.03 Payment of Obligations, Etc.                               51
6.04 Insurance                                                  51
6.05 Preservation of Corporate Existence, Etc                   51
6.06 Access                                                     52

6.07 Keeping of Books                                           52
6.08 Maintenance of Properties                                  52
6.09 Financial Statements                                       52
6.10 Reporting Requirements                                     53
6.11 Notices Regarding ERISA                                    54
6.12 Employee Plans                                             55
6.13 Environmental Compliance; Notice                           56

                         ARTICLE VII

                       NEGATIVE COVENANTS

7.01 Limitations on Liens                                       57
7.02 Limitation on Indebtedness                                 60
7.03 Lease Obligations                                          61
7.04 Restricted Payments                                        61
7.05 Mergers, Etc.                                              62
7.06 Investments in Other Persons                               63
7.07 Assets                                                     64
7.08 Change in Nature of Business                               64
7.09 Capital Structure                                          64
7.10 Transactions with Affiliates, Etc                          65
7.11 Accounting Changes                                         65
7.12 Margin Regulations                                         66
7.13 Compliance with ERISA                                      66
7.14 Speculative Transactions                                   66
7.15 Debt Ratio                                                 67


                        ARTICLE VIII

                       EVENTS OF DEFAULT

8.01 Events of Default                                          68
        (a) Non-Payment                                         68
        (b) Representations and Warranties                      68
        (c) Specific Defaults                                   68
        (d) Other Defaults                                      68
        (e) Default under Other Agreements                      68
        (f) Bankruptcy or Insolvency                            69
        (g) Involuntary Proceedings                             69
        (h) Monetary Judgments                                  70
        (i) Non-Monetary Judgments                              70
        (j) ERISA                                               70
        (k) Change in Control                                   71
8.02 Remedies                                                   72
8.03 Rights Not Exclusive                                       72

                           ARTICLE IX

                           THE AGENT

9.01 Appointment                                                73
9.02 Delegation of Duties                                       73
9.03 Liability of Agent                                         73
9.04 Reliance by Agent                                          74

9.05 Notice of Default                                          74
9.06 Credit Decision                                            75
9.07 Indemnification                                            75
9.08 Agent in Individual Capacity                               76
9.09 Successor Agent                                            76

                           ARTICLE X

                         MISCELLANEOUS

10.01 Notices, Etc.                                             78
10.02 Amendments, Etc.                                          78
10.03 No Waiver; Remedies                                       79
10.04 Costs and Expenses                                        79
10.05 Indemnity                                                 79
10.06 Right of Set-off                                          81
10.07 Binding Effect                                            81
10.08 Assignments, Participations Etc                           81
10.09 Confidentiality                                           83
10.10 Survival                                                  84
10.11 Headings                                                  84
10.12 Governing Law and Jurisdiction                            84
10.13 Execution in Counterparts                                 84
10.14 Entire Agreement                                          84
10.15 Waiver of Jury Trial                                      84

                           Exhibits
Exhibit 2.02        Form of Notice of Borrowing
Exhibit 2.04(a)     Form of Competitive Bid Request
Exhibit 2.04(b)     Form of Competitive Bid
Exhibit 2.05(b)     Form of Committed Loan Note
Exhibit 2.05(c)     Form of Bid Note
Exhibit 2.11        Form of Notice of Conversion/
                       Continuation
Exhibit 5.01        Form of Opinion of Corporate
                       Counsel
Exhibit 5.02        Form of Confirmation
                       of Non-Participation
Exhibit 6.09        Form of Compliance Certificate
Exhibit 10.08       Form of Notice of Assignment
Attachment A to Form of Assignment and Assumption
  Exhibit 10.08  Agreement
                           Schedules
Schedule 1.01(a)      Commitments; Percentage Shares
Schedule 1.01(b)      Lending Offices
Schedule 1.01(c)      Existing Depositories
Schedule 4.05         Material Liabilities
Schedule 4.06         Pending Litigation
Schedule 4.07(a)      Subsidiaries
Schedule 4.07(d)      Joint Ventures/Partnerships
Schedule 4.13         Labor Matters
Schedule 4.14         Environmental Matters
Schedule 4.16         Employee Benefit Plans
Schedule 7.01/7.02    Existing Liens and Existing
                        Indebtedness